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                                                                   Exhibit 4.12



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                       RIVERWOOD INTERNATIONAL CORPORATION

                          10 5/8% Senior Notes due 2007

                                    INDENTURE

                            Dated as of June 21, 2001

                      STATE STREET BANK AND TRUST COMPANY,

                                     Trustee


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                                TABLE OF CONTENTS


                                    ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.  Definitions.....................................................1
SECTION 1.02.  Other Definitions..............................................29
SECTION 1.03.  Incorporation by Reference of Trust Indenture Act..............30
SECTION 1.04.  Rules of Construction..........................................30


                                    ARTICLE 2

                                 THE SECURITIES

SECTION 2.01.  Form and Dating................................................31
SECTION 2.02.  Execution and Authentication...................................31
SECTION 2.03.  Registrar and Paying Agent.....................................32
SECTION 2.04.  Paying Agent To Hold Money in Trust............................33
SECTION 2.05.  Securityholder Lists...........................................33
SECTION 2.06.  Transfer and Exchange..........................................33
SECTION 2.07.  Replacement Securities.........................................34
SECTION 2.08.  Outstanding Securities.........................................35
SECTION 2.09.  Temporary Securities...........................................35
SECTION 2.10.  Cancelation....................................................36
SECTION 2.11.  Defaulted Interest.............................................36
SECTION 2.12.  CUSIP and ISIN Numbers.........................................36



                                    ARTICLE 3

                                   REDEMPTION

SECTION 3.01.  Notices to Trustee.............................................37
SECTION 3.02.  Selection of Securities To Be Redeemed.........................37
SECTION 3.03.  Notice of Redemption...........................................37
SECTION 3.04.  Effect of Notice of Redemption.................................38
SECTION 3.05.  Deposit of Redemption Price....................................38
SECTION 3.06.  Securities Redeemed in Part....................................38


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                                    ARTICLE 4

                                    COVENANTS

SECTION 4.01.  Payment of Securities..........................................39
SECTION 4.02.  SEC Reports....................................................39
SECTION 4.03.  Limitation on Indebtedness.....................................39
SECTION 4.04.  Limitation on Restricted Payments and Investments..............43
SECTION 4.05.  Limitation on Restrictions on Distributions from
               Restricted Subsidiaries........................................50
SECTION 4.06.  Limitation on Sales of Assets and Subsidiary Stock.............52
SECTION 4.07.  Limitation on Transactions with Affiliates.....................56
SECTION 4.08.  Change of Control..............................................57
SECTION 4.09.  Compliance Certificate.........................................58
SECTION 4.10.  Further Instruments and Acts...................................59
SECTION 4.11.  Limitation on Liens............................................59
SECTION 4.12.  Limitation on the Sale or Issuance of Preferred
               Stock of Restricted Subsidiaries...............................59
SECTION 4.13.  Future Note Guarantors.........................................59
SECTION 4.14.  Limitation on Sale/Leaseback Transactions......................60


                                    ARTICLE 5

                                SUCCESSOR COMPANY

SECTION 5.01.  When Company May Merge or Transfer Assets......................60


                                    ARTICLE 6

                              DEFAULTS AND REMEDIES

SECTION 6.01.  Events of Default..............................................61
SECTION 6.02.  Acceleration...................................................63
SECTION 6.03.  Other Remedies.................................................64
SECTION 6.04.  Waiver of Defaults.............................................64
SECTION 6.05.  Control by Majority............................................64
SECTION 6.06.  Limitation on Suits............................................64
SECTION 6.07.  Rights of Holders To Receive Payment...........................65
SECTION 6.08.  Collection Suit by Trustee.....................................65
SECTION 6.09.  Trustee May File Proofs of Claim...............................65


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SECTION 6.10.  Priorities.....................................................66
SECTION 6.11.  Undertaking for Costs..........................................66
SECTION 6.12.  Waiver of Stay or Extension Laws...............................66
SECTION 6.13.  Restoration of Rights and Remedies.............................66


                                    ARTICLE 7

                                     TRUSTEE

SECTION 7.01.  Duties of Trustee..............................................67
SECTION 7.02.  Rights of Trustee..............................................68
SECTION 7.03.  Individual Rights of Trustee...................................68
SECTION 7.04.  Trustee's Disclaimer...........................................69
SECTION 7.05.  Notice of Defaults.............................................69
SECTION 7.06.  Reports by Trustee to Holders..................................69
SECTION 7.07.  Compensation and Indemnity.....................................69
SECTION 7.08.  Replacement of Trustee.........................................70
SECTION 7.09.  Successor Trustee by Merger....................................71
SECTION 7.10.  Eligibility; Disqualification..................................71
SECTION 7.11.  Preferential Collection of Claims Against Company..............71


                                    ARTICLE 8

                       DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01.  Discharge of Liability on Securities; Defeasance...............72
SECTION 8.02.  Conditions to Defeasance.......................................73
SECTION 8.03.  Application of Trust Money.....................................74
SECTION 8.04.  Repayment to Company...........................................74
SECTION 8.05.  Indemnity for Government Obligations...........................74
SECTION 8.06.  Reinstatement..................................................74


                                    ARTICLE 9

                             AMENDMENTS AND WAIVERS

SECTION 9.01.  Without Consent of Holders.....................................75
SECTION 9.02.  With Consent of Holders........................................76
SECTION 9.03.  Compliance with Trust Indenture Act............................77


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SECTION 9.04.  Effect of Amendments; Revocation and Effect of Consents and
               Waivers........................................................77
SECTION 9.05.  Notation on or Exchange of Securities..........................77
SECTION 9.06.  Trustee To Sign Amendments.....................................77
SECTION 9.07.  Payment for Consent............................................78


                                   ARTICLE 10

                                 NOTE GUARANTEES

SECTION 10.01.  Note Guarantees...............................................78
SECTION 10.02.  Limitation on Liability.......................................80
SECTION 10.03.  Successors and Assigns........................................80
SECTION 10.04.  No Waiver.....................................................80
SECTION 10.05.  Initial Note Guarantors; Execution of Supplemental Indenture
                for Future Note Guarantors....................................81
SECTION 10.06.  Release of Note Guarantee.....................................81


                                   ARTICLE 11

                                  MISCELLANEOUS

SECTION 11.01.  Trust Indenture Act Controls..................................81
SECTION 11.02.  Notices.......................................................82
SECTION 11.03.  Communication by Holders with Other Holders...................83
SECTION 11.04.  Certificate and Opinion as to Conditions Precedent............83
SECTION 11.05.  Statements Required in Certificate or Opinion.................83
SECTION 11.06.  Form of Documents Delivered to Trustee........................84
SECTION 11.07.  When Securities Disregarded...................................84
SECTION 11.08.  Acts of Holders; Rules by Trustee, Paying Agent and Registrar.84
SECTION 11.09.  Legal Holidays................................................85
SECTION 11.10.  Governing Law.................................................85
SECTION 11.11.  No Recourse Against Others....................................85
SECTION 11.12.  Successors....................................................86
SECTION 11.13.  Multiple Originals............................................86
SECTION 11.14.  Table of Contents; Headings...................................86
SECTION 11.15.  Separability..................................................86
SECTION 11.16.  Benefits of Indenture.........................................86

Appendix A -  Provisions Relating to Initial Securities, Private Exchange
              Securities and Exchange Securities


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Exhibit A -  Form of Initial Security
Exhibit B -  Form of Exchange Security
Exhibit C -  Form of Supplemental Indenture
Exhibit D -  Form of Transferee Letter of Representation


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                              CROSS-REFERENCE TABLE

TIA....................................................................Indenture

SECTION                                                                  SECTION
310(a)(1)...................................................................7.10
(a)(2)......................................................................7.10
(a)(3)......................................................................N.A.
(a)(4)......................................................................N.A.
(b)...................................................................7.08; 7.10
(c).........................................................................N.A.
311(a)......................................................................7.11
(b).........................................................................7.11
(c).........................................................................N.A.
312(a)......................................................................2.05
(b)........................................................................11.03
(c)........................................................................11.03
313(a)......................................................................7.06
(b)(1)......................................................................N.A.
(b)(2)......................................................................7.06
(c)........................................................................11.02
(d).........................................................................7.06
314(a).........................................................4.02; 4.09; 11.02
(b).........................................................................N.A.
(c)(1).....................................................................11.04
(c)(2).....................................................................11.04
(c)(3)......................................................................N.A.
(d).........................................................................N.A.
(e)........................................................................11.05
(f).........................................................................4.09
315(a)......................................................................7.01
(b)..................................................................7.05; 11.02
(c).........................................................................7.01
(d).........................................................................7.01
(e).........................................................................6.11
316(a)(last sentence)......................................................11.07
(a)(1)(A)...................................................................6.05
(a)(1)(B)...................................................................6.04
(a)(2)......................................................................N.A.
(b).........................................................................6.07
317(a)(1)...................................................................6.08
(a)(2)......................................................................6.09
(b).........................................................................2.04
318(a).....................................................................11.01
N.A. means Not Applicable.
Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of the Indenture.


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                                    INDENTURE dated as of June 21, 2001, among
                           RIVERWOOD INTERNATIONAL CORPORATION, a Delaware corporation (together with its successors and assigns, the "Company"), RIC HOLDING, INC., a Delaware corporation and the Company's parent ("RIC HOLDING"), RIVERWOOD HOLDING, INC., a Delaware corporation and RIC Holding's parent ("Holding") and STATE STREET BANK AND TRUST COMPANY, Massachusetts bank and trust company (the "Trustee").

                  For good and valuable consideration, the receipt of which is hereby acknowledged, each party covenants and agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of (a) the Company's 105/8% Senior Notes due 2007 (the "Initial Securities"), (b) if and when issued as provided in the Registration Agreement (as defined in Appendix A hereto (the "Appendix")), the Company's 105/8% Senior Notes due 2007 issued in the Registered Exchange Offer in exchange for any Initial Securities (the "Exchange Securities") and (c) if and when issued as provided in the Registration Agreement, the Private Exchange Securities (together with the Initial Securities and any Exchange Securities issued hereunder, the "Securities"). Except as otherwise provided herein, the Securities will be limited to $250,000,000 in aggregate principal amount outstanding.


                                    ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE

                  SECTION 1.01.  DEFINITIONS.

                  "Acquisition Date" means March 27, 1996.

                  "Additional Assets" means (i) any property or assets (other than Indebtedness and Capital Stock) to be used by the Company or a Restricted Subsidiary in a Related Business; (ii) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or (iii) Capital Stock of any Person that at such time is a Restricted Subsidiary acquired from a third party; PROVIDED, HOWEVER, that, in the case of clauses (ii) and (iii), such Restricted Subsidiary is primarily engaged in a Related Business.


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                  "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of Section 4.07 only, "Affiliate" shall also mean any Beneficial Owner of shares representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Voting Stock (whether or not currently exercisable) to the extent conferring Beneficial Ownership of such Voting Stock, and any Person who would be an Affiliate of any such Beneficial Owner pursuant to the first sentence hereof.

                  "Annual Carryover Amount" means, for any fiscal year, the amount (if any) by which (x) $5,000,000 plus the portion of the Management Contribution Amount (if any) attributable to the immediately preceding fiscal year, exceeds (y) the amount of loans, advances, dividends or distributions pursuant to Section 4.04(b)(vii) (net of repayments of any such loans or advances), which loans, advances, dividends, distributions or repayments were made in the immediately preceding fiscal year.

                  "Applicable Premium" means, with respect to a Security, the greater of (i) 1.0% of the then outstanding principal amount of such Security and (ii) the excess of (A) the present value of all remaining required interest and principal payments due on such Security, computed using a discount rate equal to the Treasury Rate plus 75 basis points, over (B) the then outstanding principal amount of such Security.

                  "Asset Disposition" means any sale, lease, transfer or other disposition of shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares), property or other assets (each referred to for the purposes of this definition as a "disposition") by the Company or any of its Restricted Subsidiaries (including any disposition by means of a merger, consolidation or similar transaction), other than (i) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary, (ii) a disposition in the ordinary course of business, (iii) dispositions with a fair market value of less than $10,000,000 in the aggregate in any fiscal year, (iv) a disposition of Capital Stock of a Restricted Subsidiary pursuant to an agreement or other obligation with or to a Person (other than the Company or a Restricted Subsidiary) from whom such Restricted Subsidiary was acquired, or from whom such Restricted Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), entered into in connection with such acquisition, (v) a disposition of properties and assets that is governed by
Section 5.01, (vi) a disposition of not more than 5% of the outstanding Capital Stock of a non-U.S. Restricted Subsidiary that has been approved by the Board of Directors and (vii) for purposes of Section 4.06 only, a disposition subject to
Section 4.04.

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                  "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate assumed in making calculations in accordance with FAS 13) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

                  "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of (a) the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or scheduled mandatory redemption or similar payment with respect to such Preferred Stock multiplied by (b) the amount of such payment by
(ii) the sum of all such payments.

                  "Bank Indebtedness" means any and all amounts, whether outstanding on the 1997 Notes Issue Date or thereafter incurred, payable under or in respect of any of the Credit Agreements and any related notes, collateral documents, letters of credit and guarantees, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company or any Restricted Subsidiary whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof.

                  "Beneficial Owner" means a "beneficial owner" as defined in Rules 13d-3 and 13d-5 under the Exchange Act.

                  "Beneficially Own" means "beneficially own" as defined in Rules 13d-3 and 13d-5 under the Exchange Act, and "Beneficial Ownership" has a meaning correlative thereto.

                  "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

                  "Business Day" means a day other than a Saturday, Sunday or other day on which banking institutions in New York State are authorized or required by law to close.

                  "Capital Stock" of any Person means any and all shares of, rights to purchase, warrants or options for, or participations or other interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

                  "Capitalized Lease Obligations" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall


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be the capitalized amount of such obligation determined in accordance with GAAP;
and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease.

                  "Cash Equivalents" means (A) any security, maturing not more than six months after the date of acquisition, issued by the United States of America, or an instrumentality or agency thereof and guaranteed fully as to principal, premium, if any, and interest by the United States of America, (B) any certificate of deposit, time deposit or bankers' acceptance, maturing not more than six months after the day of acquisition, issued by any commercial banking institution that is a member of the Federal Reserve System or a commercial banking institution organized and located in a country recognized by the United States of America, in each case having combined capital and surplus and undivided profits of not less than $500,000,000 (or the equivalent thereof), whose short-term debt (other than short-term debt of a lender under the Credit Agreement) has a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's, or "A-1" (or higher) according to S&P, (C) commercial paper maturing not more than three months after the date of acquisition, issued by a corporation (other than an Affiliate or Subsidiary of the Company) organized and existing under the laws of the United States of America with a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P,
(D) any money market deposit accounts issued or offered by a domestic commercial bank having capital and surplus in excess of $500,000,000 (or the equivalent thereof), (E) investments in money market funds complying with the risk limiting conditions of Rule 2a-7 (or any successor rule) of the SEC under the Investment Company Act of 1940, as amended, and (F) investments similar to any of the foregoing denominated in foreign currencies approved by the Board of Directors.

                  "CD&R" means Clayton, Dubilier & Rice, Inc., a Delaware corporation.

                  "CD&R Fund V" means Clayton, Dubilier & Rice Fund V Limited Partnership, a Cayman Islands exempted limited partnership, and its successors and assigns.

                  "Change of Control" means any of the following events:

                  (i) (A) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders or Holding or RIC Holding, is or becomes (as a result of the issuance of securities, by merger or otherwise) the Beneficial Owner, directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company and (B) the Permitted Holders Beneficially Own, directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors (for the purposes of this clause
         (i), such other person shall be deemed to Beneficially Own any Voting Stock


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         of a specified corporation held by a parent corporation of which such specified corporation is a Subsidiary, if such other person Beneficially Owns, directly or indirectly, more than 35% of the voting power of the Voting Stock of such parent corporation and the Permitted Holders Beneficially Own, directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent corporation and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent corporation);

                  (ii) the merger or consolidation of Holding, RIC Holding or the Company with or into another Person or the sale of all or substantially all the assets of Holding, RIC Holding or the Company to another Person (a "Transferee"), in each case, other than a Person that is controlled by the Permitted Holders, and, in the case of any such merger or consolidation, the securities of Holding, RIC Holding or the Company, as the case may be, that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the Voting Stock of Holding, RIC Holding or the Company, as the case may be, are changed into or exchanged for cash, securities or property, unless either (x) pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, (or following consummation of such transaction the Beneficial Owners of such securities otherwise are Beneficial Owners of) securities of the surviving corporation or Transferee (or another Person of which the surviving corporation or Transferee is a Subsidiary) that represent immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving corporation or Transferee or such other Person, or (y) pursuant to any such transaction (A) no "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes (as a result of the issuance of securities, by merger or otherwise), the Beneficial Owner, directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the surviving corporation or Transferee, as the case may be, or (B) the Permitted Holders Beneficially Own, directly or indirectly, in the aggregate an equal or greater percentage of the total voting power of the Voting Stock of the surviving corporation or Transferee, as the case may be, than any such other person or have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of the surviving corporation or Transferee, as the case may be (for purposes of this clause (ii), such other person shall be deemed to Beneficially Own any Voting Stock of a specified corporation held by a parent corporation of which such specified corporation is a Subsidiary, if such other person Beneficially Owns, directly or indirectly, more than 35% of the voting power of the Voting Stock of such parent corporation and the Permitted Holders Beneficially Own, directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent corporation and do not have the right or ability by voting power, contract or otherwise


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         to elect or designate for election a majority of the board of directors of such parent corporation); or

                  (iii) during any period of two consecutive years commencing after the 1997 Notes Issue Date, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of 662/3% of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Commodities Agreements" means one or more of the following agreements entered into by a Person and one or more financial institutions: commodity future contracts, forward contracts, options or other similar agreements or arrangements designed to protect against fluctuations in the price of, or the shortage of supply of, commodities from time to time.

                  "Company" means the party named as the Company in the first paragraph of this Indenture until a successor shall have become such pursuant to the applicable provisions of this Indenture and thereafter means such successor.

                  "Consolidated Cost of Timber Harvested" means, for any period, the cost of timber harvested of the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Coverage Ratio" as of any date of determination means the ratio of (i) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters ending at least 45 days prior to the date of such determination to (ii) Consolidated Interest Expense for such four fiscal quarters; PROVIDED, HOWEVER, that:

                  (1) if the Company or any Restricted Subsidiary (x) has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness and the application of the proceeds thereof as if such Indebtedness had been Incurred on the first day of such period or (y) has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of the period that is no longer outstanding on such date of determination, or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio



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         involves a discharge of Indebtedness, EBITDA and Consolidated Interest
         Expense for such period shall be calculated after giving effect to such discharge of such Indebtedness, including with the proceeds of such new Indebtedness, as if such discharge had occurred on the first day of such period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during such four-quarter period);

                  (2) if since the beginning of such period the Company or any Restricted Subsidiary shall have disposed of any company or any business or any group of assets constituting an operating unit (a "Disposal"), the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets which are the subject of such Disposal for such period or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Disposal for such period (and, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

                  (3) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have acquired any company or any business or any group of assets constituting an operating unit (an "Acquisition"), EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Acquisition occurred on the first day of such period; and

                  (4) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Disposal or Acquisition that would have required an adjustment pursuant to clause (2) or (3) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Disposal or Acquisition occurred on the first day of such period.

                  If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking


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into account any Interest Rate Agreement applicable to such Indebtedness to the extent of the remaining term of such Interest Rate Agreement). If any Indebtedness bears, at the option of the Company or a Restricted Subsidiary, a fixed or floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be computed by applying, at the option of the Company or such Restricted Subsidiary, either a fixed or floating rate. If any Indebtedness which is being given pro forma effect was Incurred under a revolving credit facility, the interest expense on such Indebtedness shall be computed based upon the average daily balance of such Indebtedness during the applicable period.

                  "Consolidated Income Tax Expense" means for any period, as applied to any Person, the provision for federal, state, local and foreign income taxes of such Person and its Consolidated Subsidiaries for such period as determined in accordance with GAAP.

                  "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, net of any interest income of the Company and its consolidated Restricted Subsidiaries, as determined in accordance with GAAP, minus, to the extent included in such interest expense, amortization of financing costs associated with the Riverwood Acquisition and the financing thereof, plus, to the extent Incurred by the Company and its Restricted Subsidiaries in such period but not included in such interest expense, (i) interest expense attributable to capital leases, (ii) amortization of debt discount, (iii) the interest portion of any deferred payment obligation, (iv) net costs associated with Interest Rate Agreements, (v) interest actually paid by the Company or any Restricted Subsidiary on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by the Company or any Restricted Subsidiary, (vi) the earned discount or yield with respect to the sale of receivables (without duplication of amounts included in Consolidated Net Income) and (vii) for the purposes of determining whether a Sale/Leaseback Transaction is permitted under
Section 4.14 only, obligations for the interest component of rental payments in respect of any lease in a Sale/Leaseback Transaction (other than a capital lease) determined as if such lease were a capital lease, all as determined in accordance with GAAP.

                  "Consolidated Net Income" means, for any period, the net income (loss) of the Company and its consolidated Subsidiaries as determined in accordance with GAAP; PROVIDED, HOWEVER, that there shall not be included in such Consolidated Net Income:

                  (i) any net income of any Person if such Person is not a Restricted Subsidiary, except that the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution,

         (ii) any net income (loss) of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition,

         (iii) any net income of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company (other than restrictions in effect on the 1997 Notes Issue Date with respect to a Restricted Subsidiary and other than restrictions that are, with respect to such Restricted Subsidiary, taken as a whole, no less favorable to the holders of the Securities than the restrictions in effect with respect to such Restricted Subsidiary on the 1997 Notes Issue Date), except that subject to the limitations contained in clause
         (iv) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to an amount equal to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution that could have been made to another Restricted Subsidiary, to the limitation contained in this clause),

                  (iv) any gain or loss realized upon the sale or other disposition of any asset of the Company or its consolidated Subsidiaries (including pursuant to any Sale/Leaseback Transaction) which is not sold or otherwise disposed of in the ordinary course of business,

                  (v) any extraordinary gain or loss, and

                  (vi) the cumulative effect of a change in accounting principles.

Notwithstanding the foregoing, for the purpose of Section 4.04 only, there shall be excluded from Consolidated Net Income (x) any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such Section pursuant to clause (a)(3)(D) thereof, (y) any non-cash compensation charge or expense relating to the deferred compensation referred to in clause
(iv) of the definition of "Consolidated Net Worth", and (z)(A) any non-cash charges resulting from any write-up of assets of the Company or any of its Subsidiaries in connection with the Riverwood Acquisition, less (B) any tax benefit received from any such non-cash charge being deducted from the taxable income of the Company or any of its Subsidiaries.

                  "Consolidated Net Worth" means the total of the amounts shown on the balance sheet of the Company and the Restricted Subsidiaries, determined on a Consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter of the Company ending at least 45 days prior to the taking of any action for the purpose of which the determination is being made, as (i) the par or stated value of all outstanding Capital Stock of the Company plus
(ii) paid-in capital or capital surplus relating to such Capital Stock plus
(iii) any retained earnings or earned surplus less (A) any accumulated deficit and (B) any amounts attributable to Disqualified Stock, plus (iv) the aggregate amount of deferred compensation owed by RIC Holding or any Subsidiary thereof to any Management Investor that shall have been canceled, waived or exchanged in connection with the grant to such Management Investor of the right to receive or acquire shares of Holding Common Stock or stock units in respect thereof; without giving effect to (x) any non-cash compensation charge or expense relating to the deferred compensation referred to in the preceding clause (iv) or (y) charges resulting from the write-up of inventory, the depreciation and amortization of fixed assets and intangible assets and the cost of timber harvested pertaining to, adjustments required or permitted by Accounting Principles Board Opinion Nos. 16 and 17 in connection with the Riverwood Acquisition.

                  "Consolidated Non-Cash Charges" of any Person means, for any period, the aggregate depreciation, amortization, Consolidated Cost of Timber Harvested and other non-cash charges of such Person and its Consolidated Subsidiaries for such period, on a Consolidated basis, as determined in accordance with GAAP (excluding any non-cash charge which requires an accrual or reserve for cash charges for any future period, other than accruals for future retiree medical and other obligations made pursuant to SFAS No. 87, No. 106 and No. 112, as amended or modified), including any non-cash charges resulting from any write-up of assets of such Person or any of its Consolidated Subsidiaries in connection with the Riverwood Acquisition.

                  "Consolidation" means the consolidation of the accounts of each of the Restricted Subsidiaries with those of the Company in accordance with GAAP consistently applied; PROVIDED, HOWEVER, that "Consolidation" will not include consolidation of the accounts of any Unrestricted Subsidiary, but the interest of the Company or any Restricted Subsidiary in a Unrestricted Subsidiary will be accounted for as an investment. The term "Consolidated" has a correlative meaning.

                  "Consulting Agreement" means the Consulting Agreement, dated as of the Acquisition Date, among Holding, RIC Holding, the Company and CD&R, as in effect on the 1997 Notes Issue Date.

                  "Credit Agreements" means the Senior Secured Credit Agreement and the Machinery Credit Agreement.

                  "Currency Agreement" means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement (including derivative agreements) as to which such Person is a party or a beneficiary.

                  "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

                  "Disqualified Stock" means, with respect to any Person, any Capital Stock (other than Management Stock) which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness or Disqualified Stock or (iii) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to ninety-one days after the Stated Maturity of the Securities.

                  "EBITDA" for any period means the sum of Consolidated Net Income, Consolidated Interest Expense, Consolidated Income Tax Expense and Consolidated Non-Cash Charges deducted in computing Consolidated Net Income
(Loss), without duplication, in each case for such period, of such Person and its Consolidated Subsidiaries on a Consolidated basis, all determined in accordance with GAAP.

                  "Equipment Subsidiary" means Riverwood International Machinery, Inc., a Delaware corporation, or any other Subsidiary of the Company engaged solely in the business of manufacturing, acquiring, owning, leasing and financing and refinancing packaging machinery in connection with any Related Business, and any business or activities incidental or related to such business.

                  "Equity Investors" means CD&R Fund V, FIMA Finance Management Inc., S.A., The 1818 Fund II, L.P., HWH Investment Pte Ltd., Chase Equity Associates, First Plaza Group Trust, Madison Dearborn Capital Partners, L.P. and Wolfensohn-River LLC.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Exchange and Registration Rights Agreement" means the Exchange and Registration Rights Agreement dated as of the Issue Date by and between the Initial Purchasers and the Company, as such agreement may be amended, modified, or supplemented from time to time in accordance with the terms thereof.

                  "Exchange Securities" means Securities that are substantially in the form of Exhibit B attached hereto.

                  "Existing Notes" means any outstanding (i) 10 3/4% Senior Notes Due 2000 of RIC Holding, (ii) 11-1/4% Senior Subordinated Notes Due 2002 of RIC Holding, (iii) 10-3/8% Senior Subordinated Notes Due 2004 of RIC Holding, and (iv) 6 3/4% Convertible Subordinated Notes due 2003 of RIC Holding, (v) Existing Senior Notes and (vi) Existing Senior Subordinated Notes.

                  "Existing Senior Notes" means the Company's 10 1/4% Senior Notes due 2006.

                  "Existing Senior Subordinated Notes" means the Company's 107/8% Senior Subordinated Notes due 2008.

                  "Financing Disposition" means any sale, transfer, conveyance or other disposition of property or assets by the Company or any Subsidiary to any Receivables Subsidiary, or by any Receivables Subsidiary, in each case in connection with the Incurrence by a Receivables Subsidiary of Indebtedness, or obligations to make payments to the obligor on Indebtedness, secured by any Lien in respect of such property or assets.

                  "Fiskeby Transaction" means any sale, lease, transfer, conveyance or other disposition of Capital Stock, property or assets of Fiskeby Board AB or any of its Swedish subsidiaries or affiliates (including any disposition by means of a merger, consolidation or similar transaction or pursuant to a joint venture arrangement).

                  "GAAP" means generally accepted accounting principles in the United States of America as in effect on the Acquisition Date, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP.

                  "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person, including any such obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by agreement to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); PROVIDED, HOWEVER, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

                  "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement or Commodities Agreement.

                  "Holder" or "Securityholder" means the Person in whose name a Security is registered on the Registrar's books.

                  "Holding" means the party named as Holding in the first paragraph of the Indenture, any corporation succeeding to its ownership of RIC Holding, and any successor thereto.

                  "Holding Common Stock" means the common stock, par value $0.01 per share, of Holding.

                  "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; PROVIDED, HOWEVER, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary.

                  "Indebtedness" means, with respect to any Person on any date of determination (without duplication),

                           (i) the principal of indebtedness of such Person for borrowed money,

                           (ii) the principal of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,


                           (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto),

                           (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services (except Trade Payables), which purchase price is due more than one year after the date of placing such property in service or taking delivery and title thereto or the completion of such services,

                           (v) all Capitalized Lease Obligations of such Person,

                           (vi) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of the Company, any Preferred Stock (but excluding, in each case, any accrued dividends);

                           (vii) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; PROVIDED, HOWEVER, that the amount of Indebtedness of such Person shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness of such other Persons,

                           (viii) all Indebtedness of other Persons to the extent Guaranteed by such Person, and

                           (ix) to the extent not otherwise included in this definition, Hedging Obligations of such Person.

With respect to any Indebtedness denominated in a foreign currency, for the purposes of determining compliance with any U.S. dollar denominated restriction on the Incurrence of such Indebtedness under Section 4.03, the amount of such Indebtedness shall be calculated based on the currency exchange rate in effect on the date that such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving debt; PROVIDED that any such Indebtedness outstanding on the Acquisition Date shall be calculated based on the currency exchange rate in effect on the Acquisition Date.

                  "Indemnification Agreement" means the Indemnification Agreement, dated as of the Acquisition Date, among Holding, RIC Holding, the Company, CD&R, CD&R Fund V, and CD&R Investment Associates, Inc., a Delaware corporation, as in effect on the 1997 Notes Issue Date.

                  "Indenture" means this Indenture as amended or supplemented from time to time.

                  "Interest Rate Agreement" means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement (including derivative agreements) or arrangement as to which such Person is party or a beneficiary.

                  "Inventory" means goods held for sale or lease by a Person in the ordinary course of business (and shall in no event include goods, the title to which is held by a lessee); in calculating the amount of Inventory for all purposes hereunder, there shall be deducted a reserve for goods which have been segregated by such Person to be returned to the applicable vendor for credit, as determined in accordance with U.S. generally accepted accounting principles.

                  "Investment" in any Person means any direct or indirect advance, loan or other extensions of credit (other than advances and other extensions of credit to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person, in each case calculated net of any return on such Investment, whether by dividend, interest, distribution, return of capital, repayment or otherwise. For purposes of the definition of "Unrestricted Subsidiary" and Section 4.04 only, (i) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; PROVIDED, HOWEVER, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have an "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to (x) the Company's "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors. For the purposes of clause (a)(3)(F) of Section 4.04 only, "Investments" shall not be calculated net of any return as described above.

                  "Issue Date" means June 21, 2001, the date on which the Initial Securities are originally issued.

                  "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

                  "Machinery Credit Agreement" means the Credit Agreement, dated as of March 20, 1996, among Riverwood International Machinery, Inc., a Delaware corporation, the other borrowers party thereto from time to time, The Chase Manhattan Bank as administrative agent, and the other lenders party thereto from time to time, as amended through the 1997 Notes Issue Date, and as such agreement may be amended, supplemented or otherwise modified from time to time or refunded, refinanced, restructured, replaced, renewed, repaid or extended from time to time (whether with the original administrative agent and lenders or other agents and lenders or otherwise, and whether provided under the original Machinery Credit Agreement or other credit agreements or otherwise).

                  "Management Contribution Amount" means an amount equal to (x) the Net Cash Proceeds received by the Company as a capital contribution out of the proceeds of the sale to Management Investors of Holding Common Stock or options, warrants or rights to purchase in respect thereof, plus (y) the aggregate amount of deferred compensation owed by RIC Holding or any Subsidiary thereof to any Management Investor that is or has been canceled, waived or exchanged in connection with the grant to such Management Investor of the right to receive or acquire shares of Holding Common Stock or stock units in respect thereof.

                  "Management Investors" means the officers, directors, employees and other members of the management of Holding, RIC Holding, the Company or a Subsidiary of any thereof, or family members or relatives thereof or trusts for the benefit of any of the foregoing, who at any particular date shall Beneficially Own or have the right to acquire, directly or indirectly, Holding Common Stock.

                  "Management Stock" means Holding Common Stock, or options, warrants or rights to purchase or acquire Holding Common Stock, held by any of the Management Investors.

                  "Moody's" means Moody's Investors Service, Inc. or any successor rating agency.

                  "Net Available Cash" from an Asset Disposition means cash or Cash Equivalents received (including any cash payments received by way of deferred payment of principal pursuant to a note or receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form) therefrom, in each case net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under generally accepted accounting principles, as a consequence of such Asset Disposition, (ii) all payments made on, and all installment payments required to be made to retire, any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition, (iii) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition, or to any other Person (other than the Company or any Restricted Subsidiary thereof) owning a beneficial interest in the assets disposed of in such Asset Disposition, and (iv) appropriate amounts to be provided by the Company or any Restricted Subsidiary as a reserve, in accordance with generally accepted accounting principles, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Disposition.

                  "Net Cash Proceeds", with respect to any issuance or sale of Capital Stock, means the proceeds of such issuance or sale in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed for, cash or Cash Equivalents, net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

                  "1997 Net Available Cash" means "Net Available Cash" as that term is defined in the 1997 Notes Indenture.

                  "1997 Notes" means the $250,000,000 aggregate principal amount of the Company's 10 5/8% Senior Notes due 2007 issued under the 1997 Notes Indenture and any of the Company's 10 5/8% Senior Notes exchanged therefor.

                  "1997 Notes Indenture" means the indenture dated as of the 1997 Notes Issue Date, among the Company, Holding, RIC Holding and State Street Bank and Trust Company, as trustee, as amended, under which the 1997 Notes were issued.

                  "1997 Notes Issue Date" means July 28, 1997, the date of issuance of the 1997 Notes.

                  "1997 Notes Offer" means the "Note Offer" as that term is defined in the 1997 Notes Indenture.

                  "Note Guarantee" means the Guarantee of the Securities by Holding and RIC Holding on the terms of Article 10 hereof, and Guarantees on the terms of Article 10 hereof which may from time to time be executed and delivered pursuant to the terms of this Indenture. Each such Note Guarantee shall be in the form prescribed in this Indenture.

                  "Note Guarantor" means any Person that has issued a Note Guarantee.

                  "Officer" means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary of the Company.

                  "Officers' Certificate" means a certificate signed by two Officers.

                  "Opinion of Counsel" means a written opinion in form and substance reasonably satisfactory to the Trustee from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

                  "Parent" means Holding and/or RIC Holding, as applicable, and any successor corporations and any corporation succeeding to the direct or indirect ownership of the Company.

                  "Permitted Holder" means any of (i) CD&R, CD&R Fund V or any other investment fund or vehicle managed, sponsored or advised by CD&R, or any Affiliate of or successor to CD&R, CD&R Fund V or any such other investment fund or vehicle, (ii) any other Equity Investor, other than Wolfensohn-River LLC, or any Affiliate thereof or successor thereto, or (iii) any Management Investor.

                  "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in (i) a Restricted Subsidiary or Receivables Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary or Receivables Subsidiary; (ii) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; (iii) Temporary Cash Investments; (iv) receivables owing to the Company or any Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; PROVIDED, HOWEVER, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances; (v) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business; (vi) loans or advances to officers or employees of Holding, RIC Holding, the Company or any Restricted Subsidiary referred to in clause (x) of Section 4.07(b); (vii) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments; (viii) non-cash consideration acquired by the Company or any Restricted Subsidiary in connection with an Asset Disposition permitted under Section 4.06, or any disposition of property or other assets not constituting an Asset Disposition; (ix) Investments in existence or made pursuant to legally binding written commitments as in existence on the 1997 Notes Issue Date; (x) evidences of Indebtedness, securities or other property received from another Person by the Company or any Restricted Subsidiary in connection with any bankruptcy proceeding or other reorganization of such other Person, or as a result of foreclosure, perfection or enforcement of any Lien in exchange for evidences of Indebtedness, securities or other property of such other Person held by the Company or any Restricted Subsidiary in accordance with the terms of this Indenture; (xi) (A) Currency Agreements designed to protect the Company or any Restricted Subsidiary against fluctuations in foreign currency rates in respect of foreign exchange exposures incurred by the Company or any Restricted Subsidiary in the ordinary course of its business, (B) Commodities Agreements designed to protect the Company or any Restricted Subsidiary against fluctuations in the price of, or the shortage or supply of, commodities entered into in the ordinary course of business and (C) Interest Rate Agreements designed to protect the Company or any Restricted Subsidiary against fluctuations in interest rates in respect of Indebtedness of the Company or any Restricted Subsidiary; (xii) deposits with respect to leases or utilities provided to third parties in the ordinary course of business, or deposits otherwise described in clause (a) of the definition of "Permitted Liens"; (xiii) any joint venture or similar arrangement established in connection with any Fiskeby Transaction; (xiv) Indebtedness of the Company to any Restricted Subsidiary; (xv) 1997 Notes, the Securities or the Existing Notes; (xvi) bonds secured by assets leased to and operated by the Company or any Restricted Subsidiary that were issued in connection with the financing of such assets so long as the Company or any Restricted Subsidiary may obtain title to such assets at any time by paying a nominal fee, canceling such bonds and terminating the transaction; (xvii) promissory notes of any Management Investor acquired in connection with the issuance of Holding Common Stock to such Management Investor; (xviii) in the case of a Receivables Subsidiary, (A) Investments in connection with a Financing Disposition by or to such Receivables Subsidiary, including Investments of funds held in accounts permitted or required by the arrangements governing such Financing Disposition or any related Indebtedness, or (B) any promissory note issued by RIC Holding or Holding, provided that if RIC Holding or Holding, as applicable, receives cash from such Receivables Subsidiary in exchange for such note, an equal cash amount is contributed by RIC Holding to the Company; and
(xix) other Investments in an amount not to exceed $50,000,000 in the aggregate outstanding at any one time.

                  "Permitted Liens" means, with respect to any Person:

                  (a) pledges or deposits made or other Liens granted (1) under worker's compensation laws, unemployment insurance laws, social security laws or similar legislation, (2) in connection with bids, tenders, contracts (other than for the payment of borrowed money) or leases to which such Person is a party, (3) to secure public or statutory obligations, including but not limited to as security for contested taxes, assessments or import duties, (4) as security for the payment of insurance-related or worker's compensation-related obligations (including, but not limited to, in respect of deductibles, self-insured retention amounts and premiums and adjustments thereto) or
         (5) for the payment of rent or utilities, in each case Incurred in the ordinary course of business;

                  (b) Liens imposed by law, such as carriers', warehousemen's, landlords', materialmen's, employees', laborers', employers', suppliers', banks', mechanics', repairmen's and other like Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising by reason of any judgment, award, decree, order of any court or other governmental authority against such Person with respect to which such Person shall then be taking appropriate legal proceedings or other proceedings for review or the period within which such proceedings may be instituted shall not have expired;

                  (c) Liens for taxes, assessments and similar charges not yet due or payable or not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings;

                  (d) Liens in favor of issuers of surety, performance, judgment, appeal and other like bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

                  (e) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning provisions, covenants, conditions, waivers or other restrictions as to the use of real properties or minor irregularities of title (and with respect to leasehold interests, mortgages, obligations, liens and other encumbrances Incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of the leased property, with or without consent of the lessee) or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred by such Person in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

                  (f) Liens securing Indebtedness Incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property or assets, and obligations relating to such Indebtedness; PROVIDED, HOWEVER, that the Lien may not extend to any other property or assets owned by the Company or any Restricted Subsidiary at the time the Lien is Incurred, and the Indebtedness secured by the Lien may not be Incurred more than 365 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property or assets subject to the Lien;

                  (g) Liens existing, or provided for under written arrangements existing, as of the 1997 Notes Issue Date;

                  (h) Liens on property, assets or shares of stock of a Person at the time such Person becomes a Subsidiary; PROVIDED, HOWEVER, such Liens are not created, Incurred or assumed by such Person in connection with, or in contemplation of, such other Person becoming such a Subsidiary; PROVIDED FURTHER, HOWEVER, that such Liens may not extend to any other property owned by the Company or any Restricted Subsidiary (other than improvements, accessions, proceeds or dividends or distributions in respect thereof);

                  (i) Liens on property or assets at the time the Company or a Restricted Subsidiary acquired the property or assets, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary; PROVIDED, HOWEVER, that such Liens are not created in connection with, or in contemplation of, such acquisition; PROVIDED FURTHER, HOWEVER, that the Liens may not extend to any other property owned by the Company or any Restricted Subsidiary (other than improvements, accessions, proceeds or dividends or distributions in respect thereof);

                  (j) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Company or a Restricted Subsidiary;

                  (k) Liens securing Hedging Obligations; PROVIDED, HOWEVER, that if such Hedging Obligations are obligations relating to an Interest Rate Agreement the related Indebtedness is, and is permitted to be under this Indenture, secured by a Lien on the same property securing such Hedging Obligations;

                  (l) Liens in respect of Indebtedness permitted by clause (ii),
         (ix)(1) or (x) of Section 4.03(b);

                  (m) Liens to secure Indebtedness or other obligations of any Receivables Subsidiary or Equipment Subsidiary;

                  (n) Liens securing Bank Indebtedness;

                  (o) Liens granted to secure the Securities under Section 4.11;

                  (p) Liens granted to secure up to $15,000,000 of Indebtedness or other obligations;

                  (q) any Lien on stock or other securities of an Unrestricted Subsidiary that secures Indebtedness or other obligations of such Subsidiary;

                  (r) any encumbrance or restriction (including, but not limited to, put and call agreements) with respect to the Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement; and

                  (s) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness or other obligation secured by any Lien referred to in clauses (f), (g), (h), (i), (k), (l), (m), (n), (o), (p) and (s);
         PROVIDED, HOWEVER, that (x) such new Lien shall be limited to all or part of the same property or assets that secured the original Lien (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) and (y) if such Lien secures Indebtedness, the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (f), (g), (h), (i), (k), (l), (m), (n), (o), (p) and (s) at the
         time the original Lien became a Permitted Lien under the Indenture and
         (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement.

                  "Permitted Sale/Leaseback Transaction" means any Sale/Leaseback Transaction relating to the financing of packaging machinery.

                  "Permitted Subsidiary Indebtedness" means Indebtedness of any Restricted Subsidiary that is (a) Incurred as permitted under Section 4.03(b) or
(b) Incurred as permitted under Section 4.03(a) and not exceeding $200,000,000 plus (if positive) 5% of the Company's Consolidated Net Worth in an aggregate principal amount outstanding at any given time.

                  "Permitted Subsidiary Preferred Stock" means, with respect to any Subsidiary, any Preferred Stock of such Subsidiary that (a) is Disqualified Stock and such Subsidiary would be entitled to Incur Indebtedness permitted by this Indenture in an aggregate principal amount equal to the aggregate involuntary maximum fixed repurchase price of such Preferred Stock or (b) is not Disqualified Stock and no dividends or distributions thereon are paid (to any Person other than the Company or any Wholly Owned Subsidiary) other than in accordance with Section 4.04.

                  "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

                  "Preferred Stock", as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

                  "Receivable" means a right to receive payment arising from a sale or lease of goods or services by a Person pursuant to an arrangement with another Person pursuant to which such other Person is obligated to pay for goods or services under terms that permit the purchase of such goods and services on credit, as determined in accordance with U.S. generally accepted accounting principles.

                  "Receivables Financing" means any financing by any Receivables Subsidiary of Receivables of the Company that have been transferred to such Receivables Subsidiary in a Financing Disposition.

                  "Receivables Subsidiary" means a Subsidiary of the Company that (a) is engaged solely in the business of acquiring, selling, collecting, financing or refinancing Receivables, accounts (as defined in the Uniform Commercial Code) and other accounts and receivables (including any thereof constituting or evidenced by chattel paper, instruments or general intangibles), all proceeds thereof and all rights (contractual and other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and (b) is designated as a "Receivables Subsidiary" by the Board of Directors.

                  "Refinancing Indebtedness" means Indebtedness that is Incurred to refund, refinance, restructure, replace, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) (collectively, "refinances," and "refinanced" shall have a correlative meaning) any Indebtedness existing on the 1997 Notes Issue Date or Incurred in compliance with the 1997 Notes Indenture (if Incurred prior to the Issue Date) or, on and after the Issue Date, this Indenture (including Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary (to the extent permitted in the 1997 Notes Indenture (if Incurred prior to the Issue Date) or, on and after the Issue Date, this Indenture) and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness; PROVIDED, HOWEVER, that (i) the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced, (ii) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced and (iii) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than (x) the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced plus (y) the amount of premium or other amounts paid and fees and expenses incurred in connection with such refinancing; PROVIDED FURTHER, HOWEVER, that Refinancing Indebtedness shall not include (x) Indebtedness of a Restricted Subsidiary that refinances Indebtedness of the Company or (y) Indebtedness of the Company or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary.

                  "Registered Exchange Offer" shall have the meaning set forth in the Exchange and Registration Rights Agreement.

                  "Registration and Participation Agreement" means the agreement dated the Acquisition Date among Holding and the purchasers of Holding Common Stock providing among other things for certain registration rights in respect of Holding Common Stock, as in effect on the 1997 Notes Issue Date.

                  "Related Business" means the businesses of the Company and the Restricted Subsidiaries as conducted on the 1997 Notes Issue Date, and any business related, ancillary or complementary to such businesses.

                  "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

                  "RIC Holding" means the party named as RIC Holding in the first paragraph of this Indenture, any corporation succeeding to its ownership of the Company, and any successor thereto.

                  "Riverwood Acquisition" means the acquisition on March 27, 1996, of the Company by RIC Holding and the mergers related thereto.

                  "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired by the Company or a Restricted Subsidiary, whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person, other than leases between the Company and a Restricted Subsidiary or between Restricted Subsidiaries.

                  "S&P" means Standard and Poor's Rating Group (a division of McGraw Hill Inc.) or any successor rating agency.

                  "SEC" means the Securities and Exchange Commission.

                  "Secured Indebtedness" means any Indebtedness of the Company secured by a Lien.

                  "Securities" means the securities issued under this Indenture.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Senior Indebtedness" means (i) the Bank Indebtedness and the Securities and (ii) all Indebtedness of the Company, including interest thereon (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company or any Restricted Subsidiary whether or not a claim for post-filing interest is allowed in such proceedings), whether outstanding on the 1997 Notes Issue Date or thereafter Incurred, unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is expressly provided that such obligations are not superior in right of payment to the Existing Senior Subordinated Notes; PROVIDED, HOWEVER, that Senior Indebtedness shall not include (1) any obligation of the Company to any Subsidiary, (2) any liability for Federal, state, local or other taxes owed or owing by the Company, (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities), (4) any Indebtedness of the Company which is expressly subordinate in right of payment to any other Indebtedness of the Company, including any Senior Subordinated Indebtedness and any Subordinated Obligations, (5) any obligations with respect to any Capital Stock, or (6) any Indebtedness Incurred in violation of this Indenture.

                  "Senior Secured Credit Agreement" means the Credit Agreement, dated as of March 20, 1996, among the Company, the other borrowers party thereto from time to time, The Chase Manhattan Bank as administrative agent, and the lenders party thereto from time to time, as amended to the 1997 Notes Issue Date, and as such agreement may be amended, supplemented or otherwise modified from time to time or refunded, refinanced, restructured, replaced, renewed, repaid or extended from time to time (whether with the original administrative agent and lenders or other agents and lenders or otherwise, and whether provided under the original Senior Secured Credit Agreement or other credit agreements or otherwise).

                  "Senior Subordinated Indebtedness" means the Existing Senior Subordinated Notes and any other Indebtedness of the Company that specifically provides that such Indebtedness is to rank PARI PASSU with such notes and is not by its express terms subordinate in right of payment to any Indebtedness of the Company which is not Senior Indebtedness.

                  "Significant Subsidiary" means any Restricted Subsidiary of the Company that would be a "significant subsidiary" of the Company as defined in Rule 1-02 of Regulation S-X under the Securities Act and the Exchange Act.

                  "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the purchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

                  "Stockholders Agreement" means the Stockholders Agreement, dated as of the Acquisition Date, among Holding and the Equity Investors, as in effect on the 1997 Notes Issue Date.

                  "Subordinated Obligation" means any Indebtedness of the Company (whether outstanding on the 1997 Notes Issue Date or thereafter Incurred) which is expressly subordinate in right of payment to the Securities pursuant to a written agreement.

                  "Subsidiary" of any Person means any corporation, association, partnership, limited liability company or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other equity interests (including partnership interests) generally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person or (ii) one or more Subsidiaries of such Person.

                   "Temporary Cash Investments" means any of the following: (i) any investment in direct obligations (x) of the United States of America or any agency thereof or obligations Guaranteed by the United States of America or any agency thereof, or (y) of any foreign country recognized by the United States of America rated at least "A" by S&P or "A-1" by Moody's, (ii) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 365 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital, surplus and undivided profits aggregating in excess of $250,000,000 (or the foreign currency equivalent thereof) and whose long-term debt is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act), (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause
(ii) above, (iv) investments in commercial paper, maturing not more than 180 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P,
(v) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or "A-1" by Moody's,
(vi) any money market deposit accounts issued or offered by a domestic commercial bank or a commercial bank organized and located in a country recognized by the United States, in each case, having capital and surplus in excess of $500,000,000, or investments in money market funds complying with the risk limiting conditions of Rule 2a-7 (or any successor rule) of the SEC under the Investment Company Act of 1940, as amended, and (vii) similar investments approved by the Board of Directors in the ordinary course of business.

                  "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date of this Indenture, except as provided in
Section 9.03.

                  "Trade Payables" means, with respect to any Person, any accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.

                  "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled by, and published in, the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two business days prior to the date fixed for redemption of the Securities following a Change of Control (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the then remaining Average Life to Stated Maturity of the Securities; PROVIDED, HOWEVER, that if the Average Life to Stated Maturity of the Securities is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the Average Life to Stated Maturity of the Securities is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

                  "Trustee" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

                  "Trust Officer" means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

                  "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

                  "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; PROVIDED, HOWEVER, that either (A) such designation is made at or prior to the 1997 Notes Issue Date, (B) the Subsidiary to be so designated has total consolidated assets of $1,000 or less or (C) if such Subsidiary has consolidated assets greater than $1,000, then such designation would be permitted under Section 4.04. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; PROVIDED, HOWEVER, that immediately after giving effect to such designation (x) the Company could Incur $1.00 of additional Indebtedness under Section 4.03(a) and (y) no Default shall have occurred and be continuing.

                  "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

                  "Voting Stock" of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors.

                  "Wholly Owned Subsidiary" means a Restricted Subsidiary of the Company all the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or another Wholly Owned Subsidiary.

                  SECTION 1.02.  Other Definitions.

                                                                  Defined in
                                    Term                            Section
                                    ----                            -------

           "Agent Members".....................................   Appendix A
           "Affiliate Transaction".............................       4.07
           "Authorized Project"................................       4.06
           "Bankruptcy Law"....................................       6.01
           "covenant defeasance option"........................       8.01(b)
           "Custodian".........................................       6.01
           "Definitive Security"...............................   Appendix A
           "Depositary"........................................       2.03
           "Event of Default"..................................       6.01
           "Global Security....................................   Appendix A
           "IAI"...............................................   Appendix A
           "Initial Agreement".................................       4.05
           "Initial Lien"......................................       4.11
           "Initial Purchasers"................................   Appendix A
           "Initial Securities"................................   Preamble
           "legal defeasance option"...........................       8.01(b)
           "Legal Holiday".....................................     11.09
           "Note Offer"........................................       4.06
           "Notice of Default".................................       6.01
           "Obligations".......................................     10.01
           "Offer Amount"......................................       4.06
           "Offer Period"......................................       4.06
           "Paying Agent"......................................       2.03
           "Private Exchange Securities".......................   Appendix A
           "Purchase Date".....................................       4.06
           "QIBs"..............................................   Appendix A
           "Refinancing Agreement".............................       4.05
           "Registrar".........................................       2.03
           "Restricted Payment"................................       4.04
           "restricted period".................................   Appendix A

           "Rule 144A".........................................   Appendix A
           "Subsidiary Guarantor"..............................     10.05
           "Successor Company".................................      5.01

                  SECTION 1.03. INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT. This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

                  "indenture securities" means the Securities.

                  "indenture security holder" means a Securityholder.

                  "indenture to be qualified" means this Indenture.

                  "indenture trustee" or "institutional trustee" means the Trustee.

                  "obligor" on the indenture securities means the Company and any other obligor on the indenture securities.

                  All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

                  SECTION 1.04. RULES OF CONSTRUCTION. Unless the context otherwise requires:

                  (1) a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time unless reference to GAAP is made with respect to any specific accounting term;

                  (3) "or" is not exclusive;

                  (4) "including" means including without limitation;

                  (5) words in the singular include the plural and words in the plural include the singular;

                  (6) unsecured Indebtedness shall not be deemed to be subordinate or junior to Secured Indebtedness of the Company or a Note Guarantor, as the case may be, merely by virtue of its nature as unsecured Indebtedness, and Indebtedness that is not guaranteed by a particular Person is not deemed to be subordinate or junior to Indebtedness that is so guaranteed merely because it is not so guaranteed; and

                  (7) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP.

                                    ARTICLE 2

                                 THE SECURITIES

                  SECTION 2.01. FORM AND DATING. Provisions relating to the Initial Securities, the Private Exchange Securities and the Exchange Securities are set forth in the Appendix, which is hereby incorporated in and expressly made a part of this Indenture, and as otherwise provided in this Article 2. The Initial Securities, the Private Exchange Securities and the Trustee's certificate of authentication shall be substantially in the form thereof set forth in Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture, and as otherwise provided in this Article 2. The Exchange Securities and the Trustee's certificate of authentication shall be substantially in the form thereof set forth in Exhibit B, which is incorporated in and expressly made a part of this Indenture, and as otherwise provided in this Article 2. The Securities may have notations, legends or endorsements required by law, stock exchange or Depositary rule, agreements to which the Company or any Note Guarantor is subject, if any, or usage (PROVIDED that any such notation, legend or endorsement is in a form acceptable to the Company). Each Security shall be dated the date of its authentication. The terms of the Securities set forth in Exhibits A and B are part of the terms of this Indenture. The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 and integral multiples thereof.

                  SECTION 2.02. EXECUTION AND AUTHENTICATION. One Officer shall sign the Securities for the Company by manual or facsimile signature. The Company's seal shall be impressed, affixed, imprinted or reproduced on the Securities (except with respect to Global Securities) and may be in facsimile form. If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

                  A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

                  The Trustee shall authenticate and deliver Securities as set forth in the Appendix.

                  The Trustee may appoint an authenticating agent acceptable to the Company to authenticate the Securities. Any such appointment shall be evidenced by an instrument signed by an authorized officer of the Trustee, a copy of which shall be promptly furnished to the Company. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

                  SECTION 2.03. REGISTRAR AND PAYING AGENT. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange (the "Register"). The ownership of the Securities shall be proved by such Register. The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent and the term "Registrar" includes any co-registrars.

                  The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar, co-registrar or transfer agent.

                  The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Securities.

                  The Company initially appoints The Depository Trust Company to act as depositary ("Depositary") with respect to the Global Securities.

                  The Company may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; PROVIDED that no such removal shall become effective until (1) acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Company and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (2) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (1) above. The Registrar or Paying Agent may resign at any time upon written notice; PROVIDED, HOWEVER, that the Trustee may resign as Paying Agent or Registrar only if the Trustee also resigns as Trustee in accordance with Section 7.08.

                  SECTION 2.04. PAYING AGENT TO HOLD MONEY IN TRUST. On or prior to each due date of the principal and interest on any Security, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

                  Any money deposited with any Paying Agent, or then held by the Company or a Subsidiary, in trust for the payment of principal or interest on any Security and remaining unclaimed for two years after such principal and interest has become due and payable shall be paid to the Company at its request, or, if then held by the Company or a Subsidiary, shall be discharged from such trust; and the Securityholders shall thereafter, as unsecured general creditors, look only to the Company for payment thereof, and all liability of the Paying Agent with respect to such money, and all liability of the Company or such Subsidiary as trustee thereof, shall thereupon cease.

                  SECTION 2.05. SECURITYHOLDER LISTS. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

                  SECTION 2.06. TRANSFER AND EXCHANGE. The Securities shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer and in compliance with the Appendix. When a Security is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if
(x) the requirements of Section 8-401(l) of the Uniform Commercial Code and any other applicable provisions of law are met and (y) such transfer complies with the provisions of the Appendix to this Indenture, if applicable. Definitive Securities surrendered for transfer shall be duly endorsed or accompanied by a written instrument of transfer in form and substance reasonably satisfactory to the Company and the Registrar or co-registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

When Securities are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements as for a transfer thereof are met. To permit registration of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar's or co-registrar's request. The Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section 2.06. The Company shall not be required to make and the Registrar need not register transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

                  Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the Person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest, if any, on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying-Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

                  Any Holder of any Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interest in such Global Security may be effected only through a book-entry system maintained by the Holder of such Global Security (or its agent), and that ownership of a beneficial interest in such Global Security shall be required to be reflected in a book entry.

                  All Securities issued upon any transfer or exchange pursuant to this Section 2.06 will evidence the same debt and will be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

                  SECTION 2.07. REPLACEMENT SECURITIES. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of
Section 8-405 of the Uniform Commercial Code and any other applicable provisions of law are met, and if the Holder (i) satisfies the Company and the Trustee within a reasonable time after such Holder has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (ii) makes such request to the Company or the Trustee prior to the Security being acquired by a bona fide purchaser and (iii) satisfies any other reasonable requirements of the Company and the Trustee. Any such request shall either be accompanied by evidence satisfactory to the Company and the Trustee that any such issuance of a replacement Security will not involve a transfer or exchange of any Security, or shall comply with the requirements of Section 2.06. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss that any of them may suffer if a Security is replaced. Upon the issuance of any new Security under this Section 2.07, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Registrar and the Trustee) connected therewith. In the event any such mutilated, lost, destroyed or wrongfully taken Security has become or is about to become due and payable, the Company in its discretion may pay such Security instead of issuing a new Security in replacement thereof.

                  Every replacement Security is an additional obligation of the Company.

                  The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Securities.

                  SECTION 2.08. OUTSTANDING SECURITIES. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancelation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

                  If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

                  If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

                  SECTION 2.09. TEMPORARY SECURITIES. Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities and deliver them in exchange for temporary Securities upon surrender of such temporary Securities at the office or agency of the Company, without charge to the Holder.

                  SECTION 2.10. CANCELATION. The Company at any time may deliver Securities to the Trustee for cancelation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and destroy (subject to the record retention requirements of the Exchange Act) all Securities surrendered for registration of transfer, exchange, payment or cancelation unless the Company directs the Trustee to deliver canceled Securities to the Company. The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancelation. The Trustee shall not authenticate Securities in place of canceled Securities other than pursuant to the terms of this Indenture.

                  SECTION 2.11. DEFAULTED INTEREST. If the Company defaults in a payment of interest on the Securities, the Company shall pay the defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the persons who are Securityholders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail or cause to be mailed to each Securityholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

                  The Company may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements (if applicable) of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this paragraph, such manner of payment shall be deemed practicable by the Trustee.

                  SECTION 2.12. CUSIP AND ISIN NUMBERS. The Company in issuing the Securities may use "CUSIP" and ISIN numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" and ISIN numbers in notices of redemption as a convenience to Holders; PROVIDED, HOWEVER, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.

                                    ARTICLE 3

                                   REDEMPTION

                  SECTION 3.01. NOTICES TO TRUSTEE. If the Company elects to redeem Securities pursuant to paragraph 5 of the Securities, it shall notify the Trustee in writing of the redemption date and the principal amount of Securities to be redeemed.

                  The Company shall give each notice to the Trustee provided for in this Section at least 60 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate from the Company to the effect that such redemption will comply with the conditions herein.

                  SECTION 3.02. SELECTION OF SECURITIES TO BE REDEEMED. If fewer than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata or by lot or by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee considers fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000. Securities and portions of them the Trustee selects shall be in amounts of $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company in writing promptly of the Securities or portions of Securities to be redeemed.

                  SECTION 3.03. NOTICE OF REDEMPTION. At least 30 days but not more than 60 days before a date for redemption of Securities, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed.

                  The notice shall identify the Securities to be redeemed and shall state:

                  (1) the redemption date;

                  (2) the redemption price;

                  (3) the name and address of the Paying Agent;

                  (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                  (5) if fewer than all the outstanding Securities are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed;

                  (6) that, unless the Company defaults in making such redemption payment, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date; and

                  (7) that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number, if any, listed in such notice or printed on the Securities.

                  At the Company's written request at least 5 days before the date of mailing, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by this Section.

                  SECTION 3.04. EFFECT OF NOTICE OF REDEMPTION. Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

                  SECTION 3.05. DEPOSIT OF REDEMPTION PRICE. On or prior to, the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which have been delivered by the Company to the Trustee for cancelation, and from and after such date (unless the Company defaults in making such redemption payment) interest on such Securities (or portions thereof) shall cease to accrue.

                  SECTION 3.06. SECURITIES REDEEMED IN PART. Upon surrender of a Security that is redeemed in part (with, if the Company or the Trustee so reasonably require, due endorsement by, or a written instrument of transfer in form reasonably satisfactory to the Company and the Trustee duly executed by the Holder thereof or his attorney duly authorized in writing), the Company shall execute and the Trustee shall authenticate for the Holder (at the Company's expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

                                    ARTICLE 4

                                    COVENANTS

                  SECTION 4.01. PAYMENT OF SECURITIES. The Company shall pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due.

                  The Company shall pay interest on overdue principal at the same rate borne by the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

                  SECTION 4.02. SEC REPORTS. Notwithstanding that the Company may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, to the extent permitted by the Exchange Act the Company will file with the SEC and provide, within 15 days after the Company is required to file the same with the SEC, the Trustees and Holders and prospective Holders (upon request) with the annual reports and the information, documents and other reports which are specified in Sections 13 and 15(d) of the Exchange Act. In the event that the Company is not permitted to file such reports, documents and information with the SEC, the Company will provide substantially similar information to the Trustee, the Holders, and prospective Holders (upon request) as if the Company was subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act. The Company will be deemed to have satisfied such requirements if Holding or RIC Holding files and provides reports, documents and information of the types otherwise so required, in each case within the applicable time periods, and the Company is not required to file such reports, documents and information separately under the applicable rules and regulations of the SEC (after giving effect to any exemptive relief) because of the filings by Holding or RIC Holding. The Company also will comply with the other provisions of TIA Section 314(a).

                  SECTION 4.03. LIMITATION ON INDEBTEDNESS. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, Incur any Indebtedness (other than pursuant to Section 4.03(b)) unless (x) on the date thereof the Consolidated Coverage Ratio would be greater than 2.25:1.00 and (y) in the case of any such Indebtedness Incurred by a Restricted Subsidiary, such Indebtedness is Permitted Subsidiary Indebtedness.

                  (b) Notwithstanding Section 4.03(a), the Company and its Restricted Subsidiaries may Incur the following Indebtedness:

                  (i) Indebtedness under the Senior Secured Credit Agreement of the Company, in an aggregate principal amount at any time outstanding not to exceed an amount equal to $1,045,000,000 minus (without duplication) the following amounts:

                           (A) the aggregate amount of all scheduled repayments
                  of principal actually made thereunder since the 1997 Notes Issue Date and all mandatory repayments of principal actually made thereunder since the 1997 Notes Issue Date with the Net Available Cash from Asset Dispositions other than Financing Dispositions (to the extent, in the case of repayments of revolving credit indebtedness, that the corresponding commitments have been permanently reduced), and

                           (B) at any date of determination, an amount equal to
                  (x) the amount then outstanding (I.E., advanced, and received by, and available for use by, the Company) under any Receivables Financing (as set forth in the books and records of the Company and confirmed by the agent, trustee or other representative of the institution or group providing such Receivables Financing) that has been entered into by any Receivables Subsidiary since the 1997 Notes Issue Date and that, as of such date of determination, has not expired or otherwise terminated, minus (y) the sum (without duplication) of (1) the aggregate borrowing commitment amount under the Senior Secured Credit Agreement that at the time can be used only for the purpose of funding any liabilities or obligations arising in connection with any such Receivables Financing, or funding any refinancing, refunding, repayment or replacement in respect of any such Receivables Financing, plus (2) the aggregate face amount of letters of credit issued or to be issued under or pursuant to the Senior Secured Credit Agreement to support any such liabilities or obligations, or any such refinancing, refunding, repayment or replacement, which letters of credit at the time are undrawn and outstanding or have been drawn; PROVIDED that such reduction shall be effective on the business day next following the date of receipt of such confirmation in writing by the Company and shall no longer be effective on the business day next preceding the date of such expiration or other termination;

                  (ii) Indebtedness of the Company or any Subsidiary of the Company under the Machinery Credit Agreement or otherwise Incurred to finance or refinance packaging machinery (including the development, manufacture or acquisition thereof) in connection with any Related Business, in an aggregate principal amount outstanding at any time not to exceed the then aggregate book value of the packaging machinery that is thereby financed or refinanced or that was otherwise owned by the Company or any of its Subsidiaries on the 1997 Notes Issue Date (or, if greater, to the extent that any such machinery shall be appraised by an independent appraiser, the appraised value of such machinery);

                  (iii) Indebtedness of the Company owing to and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owing to and held by the Company or any Restricted Subsidiary; PROVIDED, HOWEVER, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness (except to the Company or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the issuer thereof;

                  (iv) Indebtedness represented by the 1997 Notes and the Securities, any Indebtedness (other than the Indebtedness described in clauses (i)-(iii) above) outstanding, or Incurred pursuant to commitments outstanding, on the 1997 Notes Issue Date (including, without limitation, the Existing Notes), any Indebtedness incurred pursuant to Section 4.03(a) of the 1997 Notes Indenture prior to the Issue Date and any Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (iv) or Section 4.03(a);

                  (v) (A) (x) Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Restricted Subsidiary was acquired by the Company and (y) Indebtedness of a Person assumed by the Company or a Restricted Subsidiary in connection with the acquisition of assets from such Person provided that at the time such assets were owned by such other Person such Indebtedness was either secured by such assets or related to the acquisition, ownership, improvement or use of such assets by such other Person (in each case other than Indebtedness Incurred as consideration in, in contemplation of, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Subsidiary or such assets were acquired by the Company or a Restricted Subsidiary, as applicable); PROVIDED, HOWEVER, that at the time such Restricted Subsidiary is acquired by the Company or such assets are acquired by the Company or a Restricted Subsidiary, as applicable, the Company would have been able to Incur $1.00 of additional Indebtedness pursuant to Section 4.03(a) after giving effect to the Incurrence of such Indebtedness pursuant to this clause (v) and (B) Refinancing Indebtedness Incurred by the Company or a Restricted Subsidiary, as applicable, in respect of Indebtedness Incurred by the Company or such Restricted Subsidiary, as applicable, pursuant to this clause (v);

                  (vi) Indebtedness (A) in respect of judgment, appeal, surety, performance and other like bonds provided by the Company and its Restricted Subsidiaries in the ordinary course of their business and which do not secure other Indebtedness (other than any involved in any judgment, appeal or similar proceeding to which any such bond relates), (B) of the Company or any Restricted Subsidiary with respect to letters of credit or bankers' acceptances incurred in the ordinary course of business, (C) consisting of accommodation guarantees for the benefit of trade creditors of the Company or any of its Restricted Subsidiaries, or represented by Guarantees consisting of contracts for the purchase of wood chips in the ordinary course of business, (D) under (x) Currency Agreements designed to protect the Company or any Restricted Subsidiary against fluctuations in foreign currency exchange rates in respect of foreign exchange exposures incurred by the Company or any Restricted Subsidiary in the ordinary course of its business, (y) Interest Rate Agreements entered into in the ordinary course of business and designed to protect the Company against fluctuations in interest rates in respect of Indebtedness of the Company or any Restricted Subsidiary permitted to be Incurred under this Indenture, and (z) Commodities Agreements designed to protect the Company or any Restricted Subsidiary against fluctuations in the price of, or the shortage or supply of, commodities entered into in the ordinary course of business, (E) in respect of the financing of insurance premiums in the ordinary course of business, (F) of the Company or any Restricted Subsidiary arising from the honoring of a check, draft or similar instrument drawn against insufficient funds; provided that such Indebtedness is extinguished within two business days of its incurrence, and (G) of a Receivables Subsidiary secured by a Lien on all or part of the assets disposed of in, or otherwise Incurred in connection with, a Financing Disposition;

                  (vii) Indebtedness represented by the Note
         Guarantees, Guarantees by the Company or any Restricted Subsidiary of Indebtedness Incurred by any Restricted Subsidiary, and Guarantees of Indebtedness Incurred pursuant to clause (i), (ii) or (iv) hereof;

                  (viii) Indebtedness of the Company or any Restricted Subsidiary consisting of guarantees, indemnities, or obligations in respect of purchase price adjustments, in connection with the acquisition or disposition of assets permitted under this Indenture;

                  (ix) Indebtedness (1) of the Company consisting of guarantees of up to an aggregate principal amount of $30,000,000 of borrowings by Management Investors in connection with the purchase of Management Stock by such Management Investors or (2) of the Company or any Restricted Subsidiary consisting of guarantees in respect of loans or advances made to officers or employees of Holding, RIC Holding, the Company or any Restricted Subsidiary, or guarantees otherwise made on their behalf, (A) in respect of travel, entertainment and moving-related expenses incurred in the ordinary course of business,
         (B) in respect of moving-related expenses incurred in connection with any closing or consolidation of any facility or (C) in the ordinary course of business not exceeding $2,500,000 in the aggregate outstanding at any time;

                  (x) Bank Indebtedness or working capital Indebtedness of non-U.S. Restricted Subsidiaries not exceeding an aggregate principal amount of the sum (determined as of the end of the most recent fiscal quarter ending at least 45 days prior to the date of determination) of (A) 90% of Receivables of all non-U.S. Restricted Subsidiaries, and (B) 75% of Inventory of all non-U.S. Restricted Subsidiaries; and

                  (xi) Indebtedness of the Company or any Restricted Subsidiary (other than Indebtedness permitted to be Incurred pursuant to Section 4.03(a) or any other clause of this Section 4.03(b)) in an aggregate principal amount not exceeding $100,000,000.

                  (c) For purposes of determining the outstanding principal amount of any particular Indebtedness Incurred pursuant to this Section 4.03,
(1) Indebtedness permitted by this Section 4.03 need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this
Section 4.03 permitting such Indebtedness and (2) in the event that Indebtedness or any portion thereof meets the criteria of more than one of the types of Indebtedness described in this Section 4.03, the Company, in its sole discretion, shall classify such Indebtedness and only be required to include the amount of such Indebtedness in one of such clauses.

                  SECTION 4.04. LIMITATION ON RESTRICTED PAYMENTS AND INVESTMENTS. (a) The Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to:

                  (i) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Company) except (x) dividends or distributions payable or made solely in its Capital Stock (other than Disqualified Stock), (y) dividends or distributions payable or made to the Company or another Restricted Subsidiary, and (z) in the case of a Restricted Subsidiary that is not a Wholly Owned Subsidiary, dividends or distributions payable or made to the holders of such Capital Stock on a pro rata basis (measured by value), or on a basis that results in the receipt by the Company or a Restricted Subsidiary of dividends or distributions of equal or greater value,

                  (ii) purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company held by Persons other than the Company or another Restricted Subsidiary,

                  (iii) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment any Subordinated Obligations (other than (x) the purchase, repurchase or other acquisition of Subordinated Obligations so acquired in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition or (y) any purchase, repurchase, redemption, defeasance, or other acquisition or retirement of any Existing Notes other than the Existing Senior Subordinated Notes), or

                  (iv) make any Investment (other than a Permitted
         Investment) in any Person, (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Investment being herein referred to as a "Restricted Payment") if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

                           (1) a Default shall have occurred and be continuing
                  (or would result therefrom);

                           (2) the Company could not Incur at least $1.00 of
                  additional Indebtedness under Section 4.03(a); or

                           (3) the aggregate amount of such Restricted Payment
                  and all other Restricted Payments (the amount so expended, if other than in cash, to be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a resolution of the Board of Directors) declared or made subsequent to the 1997 Notes Issue Date would exceed the sum of:

                                    (A) 50% of the Consolidated Net Income
                           accrued during the period (treated as one accounting period) from June 30, 1997, to the end of the most recent fiscal quarter ending at least 45 days prior to the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit), excluding any amounts included pursuant to clause (F) below;

                                    (B) the aggregate Net Cash Proceeds received
                           by the Company from the issue or sale of the Capital Stock (other than Disqualified Stock) of Parent or the Company subsequent to the 1997 Notes Issue Date (other than an issuance or sale to a Restricted Subsidiary of the Company); PROVIDED, HOWEVER, that the Net Cash Proceeds determined in accordance with this clause (B) shall not include any portion of such Net Cash Proceeds that at the time of such determination is included in any amount that is excluded from the calculation of the amount of Restricted Payments pursuant to the proviso to
                           Section 4.04(b)(vii);

                                    (C) the aggregate Net Cash Proceeds received
                           by the Company from the issue or sale of its Capital Stock (other than Disqualified Stock) to an employee stock ownership plan or similar trust established by the Company or any of its Restricted Subsidiaries subsequent to the 1997 Notes Issue Date; PROVIDED, HOWEVER, that if such plan or trust Incurs any Indebtedness to or Guaranteed by the Company to finance the acquisition of such Capital Stock, such aggregate amount shall be limited to (x) to the extent such Indebtedness is owed to the Company, any increase in the Consolidated Net Worth of the Company resulting from principal repayments made by such plan or trust with respect to such Indebtedness and (y) to the extent such Indebtedness is Guaranteed by the Company, the aggregate amount of principal payments made by such plan or trust with respect to such Indebtedness;

                                    (D) without duplication of any Net Cash
                           Proceeds included pursuant to clause (B) above, the aggregate Net Cash Proceeds received subsequent to the 1997 Notes Issue Date as capital contributions to the Company;

                                    (E) the amount by which Indebtedness of the
                           Company or any of its Restricted Subsidiaries is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Restricted Subsidiary) subsequent to the 1997 Notes Issue Date of any Indebtedness of the Company or its Restricted Subsidiaries convertible or exchangeable for Capital Stock (other than Disqualified Stock) of Parent or the Company (less the amount of any cash or other property (other than Capital Stock) distributed by the Company or any Restricted Subsidiary upon such conversion or exchange plus the amount of any cash or other property received by the Company or any Restricted Subsidiary upon such conversion or exchange); and

                                    (F) the amount equal to the net reduction in
                           Investments in Unrestricted Subsidiaries since the 1997 Notes Issue Date resulting from (i) payments of dividends or interest, repayments of the principal of loans or advances or other transfers of assets to the Company or any Restricted Subsidiary from Unrestricted Subsidiaries or (ii) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investment") or the receipt of proceeds from the sale or other disposition of any portion of any Investment in an Unrestricted Subsidiary not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by the Company or any Restricted Subsidiary in such

                           Unrestricted Subsidiary, which amount was included in the calculation of the amount of Restricted Payments.

                  (b)  The provisions of Section 4.04(a) shall not prohibit:

                  (i) any purchase, repurchase, defeasance, redemption, retirement or other acquisition of Capital Stock of the Company or Subordinated Obligations made by exchange for (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares or scrip), or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries) or Capital Stock of Parent; PROVIDED, HOWEVER, that (A) such purchase, repurchase, defeasance, redemption, retirement or other acquisition shall be excluded in the calculation of the amount of Restricted Payments and (B) to the extent so applied to such purchase, repurchase, defeasance, redemption, retirement or other acquisition, the Net Cash Proceeds from such sale shall be excluded from clause (3)(B) of Section 4.04(a);

                  (ii) any purchase, repurchase, defeasance, retirement, redemption or other acquisition of Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness of the Company which is permitted to be Incurred pursuant to Section 4.03; PROVIDED, HOWEVER, that such purchase, defeasance, retirement, redemption or other acquisition shall be excluded in the calculation of the amount of Restricted Payments;

                  (iii) any purchase, repurchase, defeasance, retirement, redemption or other acquisition of Subordinated Obligations from Net Available Cash to the extent permitted by Section 4.06; PROVIDED, HOWEVER, that such purchase, defeasance, retirement, redemption or other acquisition shall be excluded in the calculation of the amount of Restricted Payments;

                  (iv) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with Section 4.04(a); PROVIDED, HOWEVER, that such dividend shall be included in the calculation of the amount of Restricted Payments;

                  (v) the repurchase of Securities pursuant to Section 4.08 and
         Section 4.06; PROVIDED, HOWEVER, that such repurchases shall be excluded in the calculation of the amounts of Restricted Payments;

                  (vi) (A) loans, advances, dividends or distributions by the Company or any Restricted Subsidiary to RIC Holding or Holding not to exceed an amount necessary to permit each of RIC Holding and Holding to pay (1) its costs (including all professional fees and expenses) incurred to comply with its reporting obligations under Federal or state laws or under the 1997 Notes Indenture, this Indenture or the indentures relating to the Existing Senior Notes and Existing Senior Subordinated Notes, including Section 4.02, or in connection with reporting or other obligations under the Credit Agreements or any related collateral documents or guarantees, (2) its expenses incurred in connection with any public offering of equity securities or of Indebtedness permitted by this Indenture which has been terminated by the board of directors of the Company, a Restricted Subsidiary, RIC Holding or Holding, as applicable, in each case, (x) the net proceeds of which were specifically intended to be received by or contributed or loaned to the Company or a Restricted Subsidiary or (y) in a prorated amount of such expenses in proportion to the amount of such net proceeds specifically intended to be so received, contributed or loaned, (3) in the case of RIC Holding, its expenses incurred in connection with the acquisition, development, maintenance, ownership, prosecution, protection and defense of its intellectual property and associated rights (including but not limited to trademarks, service marks, trade names, trade dress, patents, copyrights and similar rights, including registrations and registration or renewal applications in respect thereof; inventions; processes, designs, formulae, trade secrets, know-how, confidential information, computer software, data and documentation, and any other intellectual property rights; and licenses of any of the foregoing) to the extent such intellectual property and associated rights relate to the business of the Company or any of its Subsidiaries, and (4) its other operational expenses (other than taxes) incurred in the ordinary course of business and not exceeding $1,000,000 in any fiscal year and (B) loans or advances by the Company or any Restricted Subsidiary to RIC Holding or Holding not to exceed an amount necessary to permit each of RIC Holding and Holding to pay its interim expenses incurred in connection with any public offering of equity securities or of Indebtedness permitted by this Indenture, the net proceeds of which are specifically intended to be received by or contributed or loaned to the Company or a Restricted Subsidiary, or a prorated amount of such interim expenses in proportion to the amount of such net proceeds specifically intended to be so received, contributed or loaned, which loans and advances shall be repaid to the Company or the relevant Restricted Subsidiary promptly out of the proceeds of such offering, unless such offering shall be of Indebtedness of the Company or a Restricted Subsidiary or shall have been terminated by the board of directors of the Company, RIC Holding or Holding, as applicable; PROVIDED, HOWEVER, that such loans, advances, dividends or distributions pursuant to this clause (vi) shall be excluded in the calculation of the amount of Restricted Payments;

                  (vii) loans, advances, dividends or distributions by the Company or any Restricted Subsidiary to RIC Holding or Holding in order for Holding to repurchase or otherwise acquire or settle shares of Holding Common Stock or options, warrants or other rights in respect thereof, or the repurchase or other acquisition or settlement by the Company or any Subsidiary of shares of Holding Common Stock or options, warrants or other rights in respect thereof, in each case from the Management Investors not to exceed an aggregate amount (net of repayments of any such loans or advances) equal to (A) $25,000,000, plus (B) $5,000,000 multiplied by the number of calendar years that have commenced since the 1997 Notes Issue Date, plus (C) the Management Contribution Amount (if any), PROVIDED, HOWEVER, that if (x) the amount of such loans, advances, dividends or distributions made in any fiscal year (net of repayments of any such loans or advances whenever made, which repayments are made in such year) exceeds $5,000,000 plus the portion of the Management Contribution Amount (if any) attributable to such fiscal year, plus the Annual Carryover Amount for such fiscal year, or (y) the amount of such loans, advances, dividends or distributions made after the 1997 Notes Issue Date (net of repayments of any such loans or advances) exceeds $25,000,000 plus the Management Contribution Amount (if any), the amount of any such excess will be included in the calculation of the amount of Restricted Payments (in each case, without duplication of any portion of any such excess amount otherwise included in such calculation);

                  (viii) payments by the Company or any Restricted Subsidiary to RIC Holding to pay (A) without duplication of amounts payable pursuant to subclause (B) of this clause (viii), any taxes, charges or assessments, including but not limited to, sales, use, transfer, rental, ad valorem, value-added, stamp, property, consumption, franchise, license, capital, net worth, gross receipts, excise, occupancy, intangibles or similar taxes, charges or assessments (other than Federal, state or local taxes measured by income and Federal, state or local withholding imposed on payments made by RIC Holding) required to be paid by RIC Holding by virtue of its being incorporated or having capital stock outstanding (but not by virtue of owning stock of any corporation other than the Company), or being a holding company parent of the Company or receiving dividends from or other distributions in respect of the stock of the Company, or having guaranteed any obligations of the Company or any Subsidiary thereof, or having made any payment in respect to any of the items for which the Company is permitted to make payments to Holding pursuant to clauses
         (vi), (vii), (viii), (ix), (x) or (xi) hereof, or acquiring, developing, maintaining, owning, prosecuting, protecting or defending its intellectual property and associated rights (including but not limited to receiving or paying royalties for the use thereof) relating to the business or businesses of the Company and any Subsidiary thereof or (B) any other Federal, state or local taxes measured by income for which RIC Holding is liable up to an amount not to exceed with respect to such Federal taxes the amount of any such taxes which the Company would have been required to pay on a separate company basis or on a consolidated basis if the Company had filed a consolidated return on behalf of an affiliated group (as defined in Section 1504 of the Code or an analogous provision of state, local or foreign law) of which it were the common parent, or with respect to state and local taxes, on a combined basis if the Company had filed a combined return on behalf of an affiliated group consisting only of the Company and its Subsidiaries; PROVIDED, HOWEVER, that such payments shall be excluded in the calculation of the amount of Restricted Payments;

                  (ix) payments by the Company or any Restricted Subsidiary to Holding, or to RIC Holding in order for RIC Holding to make payments to Holding, to pay (A) without duplication of amounts payable pursuant to subclause (B) of this clause (ix), any taxes, charges or assessments, including but not limited to, sales, use, transfer, rental, ad valorem, value-added, stamp, property, consumption, franchise, license, capital, net worth, gross receipts, excise, occupancy, intangibles or similar taxes, charges or assessments (other than Federal, state or local taxes measured by income and Federal, state or local withholding imposed on payments made by Holding) required to be paid by Holding by virtue of its being incorporated or having capital stock outstanding (but not by virtue of owning stock of any corporation other than RIC Holding or the Company, or through any such other corporation, stock of any other corporation), or being a holding company parent of RIC Holding or the Company or receiving dividends from or other distributions in respect of the stock of RIC Holding (to the extent attributable to its intellectual property and associated rights, relating to the business or businesses of the Company and any Subsidiary thereof, including but not limited to receiving royalties for the use thereof, or to the stock of the Company) or the Company, or having guaranteed any obligations of RIC Holding (to the extent attributable to RIC Holding's intellectual property and associated rights relating to the business or businesses of the Company and any Subsidiary thereof or obligations of the Company), the Company or any Subsidiary thereof, or having made any payment in respect to any of the items for which the Company is permitted to make payments to RIC Holding or Holding pursuant to clauses (vi), (vii), (viii), (ix), (x) or (xi) hereof, or (B) without duplication of amounts payable pursuant to clause (viii) hereof, any other Federal, state or local taxes measured by income for which Holding is liable up to an amount not to exceed with respect to such Federal taxes the amount of any such taxes which the Company would have been required to pay on a separate company basis or on a consolidated basis if the Company had filed a consolidated return on behalf of an affiliated group (as defined in Section 1504 of the Code or an analogous provision of state, local or foreign law) of which it were the common parent, or with respect to state and local taxes, on a combined basis if the Company had filed a combined return on behalf of an affiliated group consisting only of the Company and its Subsidiaries; PROVIDED, HOWEVER, that such payments shall be excluded in the calculation of the amount of the Restricted Payments;

                  (x) loans, advances, dividends or distributions by the Company or any Restricted Subsidiary to RIC Holding or Holding to pay dividends on the Holding Common Stock following an initial public offering of the Holding Common Stock, in an amount not to exceed in any fiscal year 6% of the aggregate gross proceeds (before underwriting commissions and other expenses) received by Holding in such public offering or any additional public offerings (or if the Company and Holding have merged, payment of such dividends by the Company), PROVIDED, HOWEVER, that such loans, advances, dividends or distributions shall be included in the calculation of the amount of Restricted Payments;

                  (xi) payments by the Company or any Restricted Subsidiary to RIC Holding or Holding not to exceed an amount necessary to permit each of RIC Holding and Holding to (A) make payments in respect of its indemnification obligations owing to directors, officers or other Persons under its charter or by-laws or pursuant to written agreements with any such Person; PROVIDED that such payments relate to the Company or any of its Subsidiaries, (B) satisfy its obligations under the Registration and Participation Agreement, the Stockholders Agreement, the Consulting Agreement and the Indemnification Agreement or (C) make payments in respect of indemnification obligations of Holding in connection with any offering of Holding Common Stock the net proceeds of which are specifically intended to be received by or contributed or loaned to the Company or a Restricted Subsidiary, or in respect of a prorated amount of such indemnification obligations in proportion to the amount of such net proceeds specifically intended to be so received, contributed or loaned; PROVIDED, HOWEVER, that such payments shall be excluded in the calculation of the amount of Restricted Payments; or

                  (xii) payments by the Company or any Restricted Subsidiary to RIC Holding to pay principal of, and premium, if any, and interest on, any Existing Notes (other than the Existing Senior Subordinated Notes) that are outstanding on or after the Issue Date (whether by way of scheduled payment, or by purchase, repurchase, redemption, defeasance or other acquisition or retirement); PROVIDED, HOWEVER, that such payments shall be excluded in the calculation of the amount of Restricted Payments.

                  SECTION 4.05. LIMITATION ON RESTRICTIONS ON DISTRIBUTIONS FROM RESTRICTED SUBSIDIARIES. The Company shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions on its Capital Stock, or pay any Indebtedness owed, to the Company, (ii) make any loans or advances to the Company or (iii) transfer any of its property or assets to the Company, except:

                  (1) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the 1997 Notes Issue Date, including without limitation, each of the Credit Agreements and any related collateral documents and guarantees;

                  (2) any encumbrance or restriction with respect to a Restricted Subsidiary (x) pursuant to an agreement relating to any Indebtedness (A) Incurred by such Restricted Subsidiary prior to the date on which such Restricted Subsidiary was acquired by the Company or
         (B) of a Person assumed by the Company or a Restricted Subsidiary in connection with the acquisition of assets from such Person provided that at the time such assets were owned by such other Person such Indebtedness was either secured by such assets or related to the acquisition, ownership, improvement or use of such assets (in each case other than Indebtedness Incurred as consideration in, in contemplation of, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or such assets were acquired by the Company or a Restricted Subsidiary, as applicable) or (y) that is not pursuant to an agreement relating to Indebtedness, and is in existence at the time that such Person becomes a Subsidiary of the Company and not incurred in connection with, or in contemplation of, such Person becoming such a Subsidiary;

                  (3) any encumbrance or restriction pursuant to an agreement (a "Refinancing Agreement") that extends, renews, refinances or replaces an agreement referred to in clause (1) or (2) of this Section or this clause (3) (an "Initial Agreement") or contained in any amendment to an Initial Agreement; PROVIDED, HOWEVER, that the encumbrances and restrictions contained in any such Refinancing Agreement or amendment are not materially less favorable to the Securityholders than encumbrances and restrictions contained in the Initial Agreement or Initial Agreements to which such Refinancing Agreement or amendment relates (as determined in good faith by the Company);

                  (4) any encumbrance or restriction (A) that restricts in a customary manner (x) the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or (y) the assignment or transfer of any lease, license or other contract, or (B) contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restriction restricts the transfer of the property or asset subject to such security agreements or mortgages;

                  (5) any restriction with respect to a Restricted Subsidiary, or any property or assets of any Restricted Subsidiary, imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary, or the sale or disposition of the property or assets that are subject to such restriction, pending the closing of such sale or disposition;

                  (6) customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Company or any Restricted Subsidiary;

                  (7) any encumbrance or restriction pursuant to an agreement relating to any foreign Indebtedness incurred by any non-U.S. Restricted Subsidiary;

                  (8) any encumbrance or restriction required by any regulatory authority having jurisdiction over the Company or any Restricted Subsidiary or any of their businesses;

                  (9) any encumbrance or restriction pursuant to an agreement relating to Indebtedness of or a Financing Disposition to or by any Receivables Subsidiary or Equipment Subsidiary; and

                  (10) any encumbrance or restriction pursuant to a joint venture or similar agreement or arrangement entered into in connection with a Fiskeby Transaction.

                  SECTION 4.06. LIMITATION ON SALES OF ASSETS AND SUBSIDIARY STOCK. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, make any Asset Disposition unless (i) either (x) in the case of any Asset Disposition, the Company or such Restricted Subsidiary receives consideration (including by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Disposition at least equal to the fair market value, as may be determined (and shall be determined, to the extent an Asset Disposition involves a fair market value greater than $10,000,000) in good faith by the Board of Directors, whose determination will be conclusive and evidenced by a resolution of the Board of Directors (including as to the value of all non-cash consideration), of the shares and assets subject to such Asset Disposition, or (y) in the case of a Financing Disposition, the Board of Directors shall have determined in good faith, which determination will be conclusive and evidenced by a resolution of the Board of Directors, that such Financing Disposition is economically fair and reasonable to the Company or such Restricted Subsidiary, as the case may be, and in the best interest of the Company or such Restricted Subsidiary and its respective creditors, (ii) in the case of any Asset Disposition having a fair market value of $10,000,000 or more, at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents (other than with respect to an Asset Disposition consisting of an exchange of equipment for use in related lines of business, a Financing Disposition or a Fiskeby Transaction), and (iii) an amount equal to 100% of the Net Available Cash from such Asset Disposition (other than any Financing Disposition relating to any Receivables Financing) is applied by the Company (or such Restricted Subsidiary, as the case may be) as follows: (A) First, to the extent the Company elects (or is required by the terms of any Senior Indebtedness (other than the 1997 Notes or the Securities) or Indebtedness (other than Preferred Stock) of a Restricted Subsidiary), to prepay, repay or purchase Senior Indebtedness (other than the 1997 Notes or the Securities) or such Indebtedness (in each case other than Indebtedness owed to the Company or a Restricted Subsidiary) within 365 days after an Asset Disposition; (B) Second, to the extent of the balance of Net Available Cash after application in accordance with clause (A), to the extent the Company or such Restricted Subsidiary elects, to reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary) within 365 days after an Asset Disposition or, if such reinvestment in Additional Assets is a project authorized by the Board of Directors of the Company or a Restricted Subsidiary, as the case may be, that will take longer than such 365 days to complete (an "Authorized Project"), the period of time necessary to complete the Authorized Project; and (C) THIRD, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B), (x) to make a Note Offer (as defined below) to purchase Securities pursuant to and subject to the conditions of Section 4.06(b) within 365 days after an Asset Disposition or, in the event that the Company or a Restricted Subsidiary shall have undertaken an Authorized Project, within 20 days after completion of such Authorized Project or (y) (1) to make a Note Offer pursuant to and subject to the conditions set forth in Sections 4.06(b) and 4.06(c), and (2) otherwise in accordance with Section 4.06 of the 1997 Notes Indenture; PROVIDED, HOWEVER that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A) or (C) above, the Company or such Restricted Subsidiary shall retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased. Notwithstanding the foregoing provisions of this Section, the Company and the Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance with this Section except to the extent that the aggregate Net Available Cash from all Asset Dispositions which is not applied in accordance with this Section (less the aggregate amount of Net Available Cash from Asset Dispositions applied in accordance with Section 4.06 of the 1997 Notes Indenture prior to the Issue
Date) exceeds $25,000,000 since the 1997 Notes Issue Date.

                  For the purposes of clause (ii) of this Section 4.06(a), the following are deemed to be cash: (w) the assumption of Indebtedness of the Company (other than Disqualified Stock of the Company) or any Restricted Subsidiary and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition, (x) Indebtedness of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Disposition, to the extent that the Company and each other Restricted Subsidiary is released from any Guarantee of such Indebtedness in connection with such Asset Disposition, (y) securities received by the Company or any Restricted Subsidiary from the transferee that are promptly converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents, and (z) consideration consisting of Indebtedness of the Company or any Restricted Subsidiary.

                  (b) In the event of an Asset Disposition that requires the purchase of Securities pursuant to Section 4.06(a)(iii)(C), the Company will first be required to purchase Securities tendered pursuant to an offer by the Company for the Securities (the "Note Offer") at a purchase price equal to 100% of their principal amount plus accrued and unpaid interest to the Purchase Date in accordance with the procedures (including prorating in the event of oversubscription) set forth in Section 4.06(d). If the aggregate purchase price of Securities tendered pursuant to the Note Offer is less than the Net Available Cash allotted to the purchase of the Securities, the Company may apply the remaining Net Available Cash in any manner. After repayment of all the Securities tendered pursuant to the Note Offer, the remaining amount of Net Available Cash, if any, shall be reset at zero. The Company shall not be required to make a Note Offer for Securities pursuant to this Section if the Net Available Cash available therefor (after application of the proceeds as provided in clauses (A) and (B) of Section 4.06(a)(iii)) is less than $25,000,000 (which lesser amount shall be carried forward for purposes of determining whether a Note Offer is required with respect to the Net Available Cash from any subsequent Asset Disposition).

                  (c) In the event that the Company determines that it will be required to make a 1997 Notes Offer to purchase any 1997 Notes pursuant to
Section 4.06(a)(iii)(C) of the 1997 Notes Indenture, the Company shall also be required to make a Note Offer and purchase Securities tendered pursuant to such Note Offer, as contemplated by Section 4.06(a)(iii)(A) of the 1997 Notes Indenture, in accordance with the procedures (including prorating in the event of oversubscription) set forth in Section 4.06(d) of this Indenture. The Board of Directors shall in good faith determine whether or not the Company will be so required to make a 1997 Notes Offer, and the related Pro Rata Amount, prior to the date that is 305 days after the relevant Asset Disposition, taking into account the then expected application of then outstanding amounts of 1997 Net Available Cash (which determination shall be conclusive). Such Note Offer and purchase of Securities shall be for their total outstanding principal amount (or, if less, the Pro Rata Amount) plus accrued and unpaid interest to the date of purchase. The Company shall make such Note Offer prior to, and purchase the Securities tendered pursuant thereto on or prior to, the date that is 365 days after the relevant Asset Disposition to the extent necessary to comply with the provisions of Section 4.06 of the 1997 Notes Indenture.

                  The term "Pro Rata Amount" means the amount equal to (1) the amount of 1997 Net Available Cash that would be required to be applied to such 1997 Notes Offer, calculated excluding any amount required under this Section 4.06(c) to be applied to purchase Securities pursuant to such Note Offer, multiplied by (2) the fraction equal to (x) the aggregate principal amount of Securities then outstanding divided by (y) the sum of the aggregate principal amount of Securities then outstanding and the aggregate principal amount of 1997 Notes then outstanding.

                  (d) (1) Promptly, and in any event within 20 days after the Company becomes obligated to make a Note Offer, the Company shall be obligated to deliver to the Trustee and send, by first-class mail to each Holder, a written notice stating that the Holder may elect to have his Securities purchased by the Company either in whole or in part (subject to prorating as hereinafter described in the event the Note Offer is oversubscribed) in integral multiples of $1,000 of principal amount, at the applicable purchase price. The notice shall specify a purchase date not less than 30 days nor more than 60 days after the date of such notice (the "Purchase Date"), and shall contain such information concerning the business of the Company which the Company in good faith believes will enable such Holders to make an informed decision (which at a minimum will include (i) the most recently filed Annual Report on Form 10-K (including audited consolidated financial statements) of the Company, the most recent subsequently filed Quarterly Report on Form 10-Q and any Current Report on Form 8-K of the Company filed subsequent to such Quarterly Report, other than Current Reports describing Asset Dispositions otherwise described in the offering materials (or corresponding successor reports), (ii) a description of material developments in the Company's business subsequent to the date of the latest of such Reports, and
(iii) if material, appropriate pro forma financial information) and all instructions and materials necessary to tender Securities pursuant to the Note Offer, together with the information contained in clause (3).

                  (2) Not later than the date upon which written notice of a Note Offer is delivered to the Trustee as provided above, the Company shall deliver to the Trustee an Officers' Certificate as to (i) the amount of the Note Offer (the "Offer Amount"), (ii) the allocation of the Net Available Cash from the Asset Dispositions pursuant to which such Note Offer is being made and (iii) the compliance of such allocation with the provisions of Section 4.06(a). On or prior to the Purchase Date, the Company shall also irrevocably deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own paying agent, segregate and hold in trust) in Temporary Cash Investments an amount equal to the Offer Amount to be held for payment in accordance with the provisions of this Section. Upon the expiration of the period for which the Note Offer remains open (the "Offer Period"), the Company shall deliver to the Trustee for cancelation the Securities or portions thereof which have been properly tendered to and are to be accepted by the Company. The Trustee shall, on the Purchase Date, mail or deliver payment to each tendering Holder in the amount of the purchase price. In the event that the aggregate purchase price of the Securities delivered by the Company to the Trustee is less than the Offer Amount, the Trustee shall deliver the excess to the Company immediately after the expiration of the Offer Period for application in accordance with this Section.

                  (3) Holders electing to have a Security purchased will be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the Purchase Date. Holders will be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased. If at the expiration of the Offer Period the aggregate principal amount of Securities surrendered by Holders exceeds the Offer Amount, the Company shall select the Securities to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000, or integral multiples thereof, shall be purchased). Holders whose Securities are purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

                  (4) At the time the Company delivers Securities to the Trustee which are to be accepted for purchase, the Company will also deliver an Officers' Certificate stating that such Securities are to be accepted by the Company pursuant to and in accordance with the terms of this Section. A Security shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

                  (e) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict or are inconsistent with provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

                  SECTION 4.07. LIMITATION ON TRANSACTIONS WITH AFFILIATES. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into or conduct any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") on terms
(i) that are less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate and (ii) that, in the event such Affiliate Transaction involves an aggregate amount in excess of $10,000,000, have not been approved by a majority of the members of the Board of Directors having no material direct or indirect financial interest in or with respect to such Affiliate Transaction. For purposes of this paragraph, any transaction or series of related transactions with any Affiliate shall be deemed to have satisfied the requirements set forth in this paragraph if (x) such transaction or series of related transactions is approved by a majority of the members of the Board of Directors having no material direct or indirect financial interest in or with respect to such Affiliate Transaction, or
(y) in the event there are no such directors without any such interest, a fairness opinion is provided by a nationally recognized appraisal or investment banking firm with respect to such transaction or series of related transactions.

                  (b) The provisions of Section 4.07(a) shall not apply to: (i) any Restricted Payment permitted pursuant to, or any other payment or transaction permitted by, Section 4.04 or any Indebtedness permitted to be Incurred pursuant to Section 4.03(b)(ix), or any payments in respect thereof,
(ii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors,

(iii) the payment of reasonable fees to directors of the Company and its Subsidiaries who are not employees of the Company or its Subsidiaries, (iv) any transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries, (v) any transaction with an officer or member of the board of directors of the Company, RIC Holding or Holding not covered by clause
(ii) above entered into in the ordinary course of business (x) involving compensation or employee benefit arrangements or (y) not involving more than $100,000 in any one case, (vi) any transaction arising out of agreements as in existence on the 1997 Notes Issue Date, including but not limited to the Indemnification Agreement and any payments made pursuant thereto, (vii) payment to CD&R or any Affiliate of CD&R of fees in an aggregate amount not to exceed $1,000,000 in any fiscal year plus all reasonable out-of-pocket expense incurred by CD&R or any such Affiliate in connection with its performance of management consulting, monitoring and financial advisory services with respect to Holding, RIC Holding, the Company and its Restricted Subsidiaries, and (viii) loans and advances (or guarantees in respect thereof and payments thereunder) made to officers or employees of Holding, RIC Holding, the Company or any Restricted Subsidiary, or guarantees made on their behalf (and payments thereunder), (A) in respect of travel, entertainment and moving-related expenses incurred in the ordinary course of business, (B) in respect of moving-related expenses incurred in connection with any closing or consolidation of any facility and (C) in the ordinary course of business not exceeding $2,500,000 in the aggregate outstanding at any time.

                  SECTION 4.08. CHANGE OF CONTROL. (a) Upon the occurrence of a Change of Control, each Holder shall have the right to require the Company to purchase all or any part of such Holder's Securities at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), in accordance with the terms contemplated in Section 4.08(b); PROVIDED, HOWEVER, that notwithstanding the occurrence of a Change of Control, the Company shall not be obligated to purchase the Securities pursuant to this
Section 4.08 in the event that it has exercised its rights to redeem all of the Securities under paragraph 5 of the Securities. In the event that at the time of such Change of Control the terms of the Bank Indebtedness restrict or prohibit the repurchase of Securities pursuant to this Section 4.08, then prior to the mailing of the notice to Holders provided for in Section 4.08(b) below but in any event within 30 days following any Change of Control, the Company shall (i) repay in full all Bank Indebtedness or offer to repay in full all Bank Indebtedness and repay the Bank Indebtedness of each lender who has accepted such offer or (ii) obtain the requisite consent under the agreements governing the Bank Indebtedness to permit the repurchase of the Securities as provided for in Section 4.08(b).

                  (b) Within 30 days following any Change of Control (except as provided for in the proviso to the first sentence of Section 4.08(a)), the Company shall mail a notice to each Holder at its registered address with a copy to the Trustee stating:

                  (1) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder's Securities at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on a record date to receive interest on the relevant interest payment date);

                  (2) the circumstances and relevant facts and financial information regarding such Change of Control;

                  (3) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed, and in any event earlier than the repurchase date for the Senior Subordinated Notes); and

                  (4) the instructions determined by the Company, consistent with this Section, that a Holder must follow in order to have its Securities purchased.

                  (c) Holders electing to have a Security purchased will be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the purchase date. Holders will be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the purchase date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased.

                  (d) On the purchase date, all Securities purchased by the Company under this Section shall be delivered by the Trustee for cancelation, and the Company shall pay the purchase price plus accrued and unpaid interest, if any, to the Holders entitled thereto.

                  (e) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict or are inconsistent with provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.08 by virtue thereof.

                  SECTION 4.09. COMPLIANCE CERTIFICATE. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers' Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto. One of the persons signing the Officers' Certificate given pursuant to this Section 4.09 shall be the principal executive, financial or accounting officer of the Company, in compliance with TIA ss. 314(a)(4).

                  SECTION 4.10. FURTHER INSTRUMENTS AND ACTS. Upon request of the Trustee, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

                  SECTION 4.11. LIMITATION ON LIENS. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or permit to exist any Lien (the "Initial Lien"), other than any Permitted Lien, on any of its property or assets (including any Capital Stock owned by it), whether owned on the 1997 Notes Issue Date or thereafter acquired, securing any obligation unless contemporaneously therewith effective provision is made to secure the Securities equally and ratably with (or on a senior basis to, in the case of Indebtedness expressly subordinated in right of payment to the Securities) such obligation for so long as such obligation is so secured. The preceding sentence shall not require the Company or any Restricted Subsidiary to secure the Securities if the Initial Lien consists of one or more Permitted Liens.

                  (b) Any Lien created for the benefit of the Holders of the Securities pursuant to Section 4.11(a) shall be automatically and unconditionally released and discharged upon the earliest to occur of (i) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of all of the then outstanding Securities, or the payment in full of the principal amount of, and all premium and interest then due and payable on, the then outstanding Securities, (ii) the release and discharge of the Initial Lien, and (iii) any sale, exchange or transfer to any Person not an Affiliate of the Company of the property or assets (including Capital Stock) subject to the Initial Lien, provided that after giving effect to such sale, exchange or transfer such property or assets (including Capital Stock) remain subject to the Initial Lien.

                  SECTION 4.12. LIMITATION ON THE SALE OR ISSUANCE OF PREFERRED STOCK OF RESTRICTED SUBSIDIARIES. The Company shall not sell, and shall not permit any Restricted Subsidiary, directly or indirectly, to issue or sell any shares of Preferred Stock of any Restricted Subsidiary except (i) to the Company or a Wholly Owned Subsidiary, (ii) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary or (iii) Permitted Subsidiary Preferred Stock.

                  SECTION 4.13. FUTURE NOTE GUARANTORS. The Company shall cause each Significant Subsidiary which Guarantees the Bank Indebtedness to execute and deliver to the Trustee a supplemental indenture in substantially the form of Exhibit C hereto pursuant to which such Subsidiary will Guarantee payment of the Securities.

                  SECTION 4.14. LIMITATION ON SALE/LEASEBACK TRANSACTIONS. The Company shall not, and shall not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction (other than a Permitted Sale/Leaseback Transaction) with respect to any property unless (i) the Company or such Subsidiary would be entitled to Incur Indebtedness in an amount equal to the Attributable Debt with respect to such Sale/Leaseback Transaction pursuant to
Section 4.03, (ii) the consideration received by the Company or any Restricted Subsidiary in connection with such Sale/Leaseback Transaction is at least equal to the fair value of such property, as may be determined (and in the case of a Sale/Leaseback Transaction involving a fair value in excess of $10,000,000, shall be determined) in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a resolution of the Board of Directors, and (iii) the transfer of such property is permitted by, and (to the extent required by Section 4.06) the Company applies the proceeds of such transaction in compliance with, Section 4.06.


                                    ARTICLE 5

                                SUCCESSOR COMPANY

                  SECTION 5.01. WHEN COMPANY MAY MERGE OR TRANSFER ASSETS. The Company shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:

                  (i) the resulting, surviving or transferee Person (the "Successor Company") shall be a corporation, limited liability company, limited partnership or business trust organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture;

                  (ii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

                  (iii) immediately after giving effect to such transaction, the Successor Company would be able to Incur an additional $1.00 of Indebtedness pursuant to Section 4.03(a); and

                  (iv) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

The Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if the Successor Company had been named as the Company herein, and thereafter the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities, except that the predecessor Company in the case of a conveyance, transfer or lease of all or substantially all its assets shall not be released from the obligation to pay the principal of and interest on the Securities.

Notwithstanding the foregoing clauses (ii) and (iii) of this Section 5.01, any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company.


                                    ARTICLE 6

                              DEFAULTS AND REMEDIES

                  SECTION 6.01. EVENTS OF DEFAULT. An "Event of Default" occurs if:

                  (1) the Company defaults in any payment of interest on any Security when due and such default continues for a period of 30 days;

                  (2) the Company defaults in the payment of the principal of any Security when the same becomes due at its Stated Maturity, upon optional redemption, upon required purchase, upon declaration of acceleration or otherwise;

                  (3) the Company fails to comply with Section 5.01;

                  (4) the Company fails to comply with Section 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.11, 4.12, 4.13 or 4.14 (other than a failure to purchase Securities when required under Section 4.06 or 4.08) and such failure continues for 30 days after the notice specified in the penultimate paragraph of this Section 6.01;

                  (5) the Company fails to comply with any of its agreements in the Securities or this Indenture (other than those referred to in (1), (2), (3) or (4) above) and such failure continues for 60 days after the notice specified in the penultimate paragraph of this Section 6.01;

                  (6) the Company or any Restricted Subsidiary fails to pay any Indebtedness within any applicable grace period after final maturity or the acceleration of any such

         Indebtedness by the holders thereof because of a default if the total amount of such Indebtedness unpaid or accelerated exceeds $20,000,000 or its foreign currency equivalent at the time;

                  (7) the Company or any Restricted Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                           (A) commences a voluntary case;

                           (B) consents to the entry of an order for relief
                  against it in an involuntary case;

                           (C) consents to the appointment of a Custodian of it
                  or for any substantial part of its property; or

                           (D) makes a general assignment for the benefit of its
                  creditors;

                  (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (A) is for relief against the Company or any
                   Restricted Subsidiary in an involuntary case;

                           (B) appoints a Custodian of the Company or any
                   Restricted Subsidiary or for any substantial part of its property; or

                           (C) orders the winding up or liquidation of the
                   Company or any Restricted Subsidiary;

         and the order or decree remains unstayed and in effect for 60 days;

                  (9) any judgment or decree for the payment of money in excess of $15,000,000 or its foreign currency equivalent at the time (net of amounts paid within 30 days of any such judgment or decree under any insurance, indemnity, bond, surety or similar instrument) is entered against the Company or any Restricted Subsidiary by a court or other adjudicatory authority of competent jurisdiction for which the Company or the Restricted Subsidiary, as applicable, is not insured by a third Person and (A) an enforcement proceeding thereon is commenced or (B) such judgment or decree remains outstanding at the later of (I) the day which is the sixtieth day after the judgment is rendered and (II) the day on which any right to appeal expires; or

                  (10) any Note Guarantee ceases to be in full force and effect (except as contemplated by the terms thereof or of this Indenture) or any Note Guarantor denies or disaffirms in writing its obligations under this Indenture or any Note Guarantee and such Default continues for 10 days.

                  The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

                  The term "Bankruptcy Law" means Title 11, UNITED STATES CODE, or any similar Federal, state or foreign law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

                  A Default under clause (4) or (5) is not an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the Securities notify the Company (and the Trustee in the case of a notice by Holders) of the Default and the Company does not cure such Default within the time specified therein after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default". When a Default or an Event of Default is cured, it ceases.

                  The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any Event of Default under clause (6) and any event which with the giving of notice or the lapse of time would become an Event of Default under clause (4),
(5) or (9), its status and what action the Company is taking or proposes to take with respect thereto.

                  SECTION 6.02. ACCELERATION. If an Event of Default (other than an Event of Default specified in Section 6.01(7) or (8) with respect to the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the Securities by notice to the Company and the Trustee, may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(7) or (8) with respect to the Company occurs and is continuing, the principal of and interest on all the Securities shall IPSO FACTO become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders. The Holders of a majority in principal amount of the Securities by notice to the Company and the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except non-payment of principal or interest that has become due solely because of such acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

                  SECTION 6.03. OTHER REMEDIES. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

                  The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

                  SECTION 6.04. WAIVER OF DEFAULTS. The Holders of a majority in principal amount of the Securities by notice to the Trustee may waive on behalf of the Holders of all Securities an existing or past Default and its consequences except (i) a Default in the payment of the principal of or interest on a Security or (ii) a Default in respect of a provision that under Section
9.02 cannot be amended without the consent of each Securityholder affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

                  SECTION 6.05. CONTROL BY MAJORITY. The Holders of a majority in principal amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; PROVIDED, HOWEVER, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

                  SECTION 6.06. LIMITATION ON SUITS. A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

                  (1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

                  (2) the Holders of at least 25% in principal amount of the Securities make a written request to the Trustee to pursue the remedy;

                  (3) such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense;

                  (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

                  (5) the Holders of a majority in principal amount of the Securities do not give the Trustee a direction inconsistent with the request during such 60-day period.

                  A Securityholder may not use this Indenture to affect, disturb or prejudice the rights of another Securityholder, to obtain a preference or priority over another Securityholder or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all Holders.

                  SECTION 6.07. RIGHTS OF HOLDERS TO RECEIVE PAYMENT. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

                  SECTION 6.08. COLLECTION SUIT BY TRUSTEE. If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

                  SECTION 6.09. TRUSTEE MAY FILE PROOFS OF CLAIM. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

                  No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder


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thereof or to authorize the Trustee to vote in respect of the claim of any
Holder in any such proceeding.

                  SECTION 6.10. PRIORITIES. If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

                  FIRST: to the Trustee for amounts due under Section 7.07;

                  SECOND: to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively, in accordance with
         Article 2; and

                  THIRD: to the Company.

                  The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section. At least 15 days before such record date, the Company shall mail to each Securityholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

                  SECTION 6.11. UNDERTAKING FOR COSTS. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Securities.

                  SECTION 6.12. WAIVER OF STAY OR EXTENSION LAWS. The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

                  SECTION 6.13. RESTORATION OF RIGHTS AND REMEDIES. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any


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determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.


                                    ARTICLE 7

                                     TRUSTEE

                  SECTION 7.01. DUTIES OF TRUSTEE. (a) If a Default or an Event of Default actually known to the Trustee has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

                  (b) Except during the continuance of a Default or an Event of
Default:

                  (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture but need not verify the contents thereof.

                  (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

                  (1) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

                  (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.



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                  (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (h) of this Section 7.01.

                  (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

                  (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

                  (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                  (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

                  SECTION 7.02. RIGHTS OF TRUSTEE. (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

                  (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

                  (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; PROVIDED, HOWEVER, that the Trustee's conduct does not constitute wilful misconduct or negligence.

                  (e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

                  SECTION 7.03. INDIVIDUAL RIGHTS OF TRUSTEE. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.


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Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

                  SECTION 7.04. TRUSTEE'S DISCLAIMER. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in the Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication.

                  SECTION 7.05. NOTICE OF DEFAULTS. If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder notice of the Default within the earlier of 90 days after it occurs or 30 days after it is known to a Trust Officer or written notice of it is received by the Trustee. Except in the case of a Default in payment of principal of, premium (if any) or interest on any Security, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Securityholders.

                  SECTION 7.06. REPORTS BY TRUSTEE TO HOLDERS. As promptly as practicable after each May 15 beginning with the May 15 following the date of this Indenture, and in any event prior to July 15 in each year, the Trustee shall mail to each Securityholder a brief report dated as of May 15 that complies with TIA ss. 313(a). The Trustee also shall comply with TIA ss. 313(b).

                  A copy of each report at the time of its mailing to Securityholders shall be filed by the Trustee with the SEC and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

                  SECTION 7.07. COMPENSATION AND INDEMNITY. The Company shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Company shall indemnify the Trustee against any and all loss, liability or expense (including reasonable attorneys' fees) incurred by it in connection with the administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need


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not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own wilful misconduct, negligence or bad faith. The Company need not pay for any settlement made without its consent.

                  To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities.

                  The Company's payment obligations pursuant to this Section shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(7) or (8) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

                  SECTION 7.08. REPLACEMENT OF TRUSTEE. The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and the Company and may appoint a successor Trustee with the Company's consent (which shall not be unreasonably withheld). The Company shall remove the Trustee if it has knowledge of any of the following:

                  (1) the Trustee fails to comply with Section 7.10;

                  (2) the Trustee is adjudged bankrupt or insolvent;

                  (3) a receiver or other public officer takes charge of the Trustee or its property; or

                  (4) the Trustee otherwise becomes incapable of acting.

                  If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall use its best efforts to promptly appoint a successor Trustee.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.



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

                  If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  Notwithstanding the replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

                  SECTION 7.09. SUCCESSOR TRUSTEE BY MERGER. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

                  In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

                  SECTION 7.10. ELIGIBILITY; DISQUALIFICATION. The Trustee shall at all times satisfy the requirements of TIA ss. 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA ss. 310(b); PROVIDED, HOWEVER, that there shall be excluded from the operation of TIA ss. 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA ss. 310(b)(1) are met.

                  SECTION 7.11. PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY. The Trustee shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated.

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                                    ARTICLE 8

                       DISCHARGE OF INDENTURE; DEFEASANCE

                  SECTION 8.01. DISCHARGE OF LIABILITY ON SECURITIES; DEFEASANCE. (a) When (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.07) for cancelation or (ii) all outstanding Securities have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to Article 3 hereof and the Company irrevocably deposits with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding Securities, including interest thereon to maturity or such redemption date (other than Securities replaced pursuant to Section 2.07), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Sections 8.01(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Company.

                  (b) Subject to Sections 8.01(c) and 8.02, the Company at any time may terminate (i) all its obligations under the Securities and this Indenture ("legal defeasance option") or (ii) its obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.11, 4.12, 4.13, and 4.14 and the operation of Sections 6.01(6), 6.01(7), 6.01(8) and 6.01(9) and the limitation set forth in Section 5.01(iii) ("covenant defeasance option"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. The Company may exercise its legal defeasance option or covenant defeasance option with respect to any Security to any redemption date or to maturity.

                  If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Sections 6.01(4), 6.01(6), 6.01(7) (but only with respect to a Restricted Subsidiary), 6.01(8) (but only with respect to a Restricted Subsidiary) or 6.01(9) or because of the failure of the Company to comply with clause (iii) of Section 5.01. If the Company exercises its legal defeasance option or its covenant defeasance option, each Note Guarantor will be released from all of its obligations with respect to its Note Guarantee.

                  Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

                  (c) Notwithstanding clauses (a) and (b) above, Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 2.10, 7.07, 7.08, 8.04, 8.05 and 8.06 shall survive until the Securities have been paid in full. Thereafter, Sections 7.07,
8.04 and 8.05 shall survive.



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

                  SECTION 8.02. CONDITIONS TO DEFEASANCE. The Company may exercise its legal defeasance option or its covenant defeasance option only if:

                  (1) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of principal of, premium (if any) and interest on the Securities to maturity or redemption, as the case may be;

                  (2) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants or a nationally recognized investment banking firm expressing their opinion to the effect that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Securities to maturity or redemption, as the case may be;

                  (3) 123 days pass after the deposit is made and during the 123-day period no Default specified in Section 6.01(7) or (8) with respect to the Company occurs which is continuing at the end of the period;

                  (4) the deposit does not constitute a default under any other agreement binding on the Company;

                  (5) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

                  (6) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that
         (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall be to the effect that such opinion confirms that, the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

                  (7) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and



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                  (8) the Company delivers to the Trustee an Officers'
         Certificate and an Opinion of Counsel, each to the effect that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this Article 8 have been complied with.

                  Before or after a deposit, the Company may make arrangements reasonably satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article 3.

                  SECTION 8.03. APPLICATION OF TRUST MONEY. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article 8. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent (including the Company acting as its own Paying Agent) and in accordance with this Indenture to the payment of principal of and interest on the Securities.

                  SECTION 8.04. REPAYMENT TO COMPANY. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

                  Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall promptly pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money must look to the Company for payment as unsecured general creditors, and all liability of the Trustee or the Paying Agent with respect to such trust money shall thereupon cease.

                  SECTION 8.05. INDEMNITY FOR GOVERNMENT OBLIGATIONS. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations other than any tax, fee or other charge which by law is for the account of the Holders of the Securities.

                  SECTION 8.06. REINSTATEMENT. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this
Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; PROVIDED, HOWEVER, that, if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities


                                       73
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to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.


                                    ARTICLE 9

                             AMENDMENTS AND WAIVERS

                  SECTION 9.01. WITHOUT CONSENT OF HOLDERS. The Company, the Note Guarantors and the Trustee at any time and from time to time may amend this Indenture or the Securities without notice to or consent of any Securityholder:

                  (1) to cure any ambiguity, omission, defect or inconsistency;

                  (2) to comply with Article 5;

                  (3) to provide for uncertificated Securities in addition to or in place of certificated Securities; PROVIDED, HOWEVER, that the uncertificated Securities are issued in registered form for purposes of
         Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;

                  (4) to add guarantees with respect to the Securities or to secure the Securities;

                  (5) to confirm and evidence the release and discharge of any Lien created for the benefit of Holders pursuant to Section 4.11;

                  (6) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company or any Note Guarantor;

                  (7) to comply with any requirements of the SEC in connection with qualifying this Indenture under the TIA or otherwise; or

                  (8) to make any change that does not adversely affect the rights of any Securityholder.

                  After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.



                                       74
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                  SECTION 9.02. WITH CONSENT OF HOLDERS. The Company, the Note
Guarantors and the Trustee may amend this Indenture or the Securities, for the purpose of adding any provision to this Indenture or of modifying in any manner the rights of Holders under this Indenture, the Securities or any Note Guarantee or to evidence any waiver of (or waiver of compliance with) any provision of this Indenture (as hereinafter provided), without notice to any Securityholder but with the written consent of the Holders of at least a majority in principal amount of the Securities. The Holders of a majority in principal amount of the Securities may waive compliance by the Company or any Note Guarantor with any provision or covenant of this Indenture or the Securities. However, without the consent of each Securityholder affected thereby, an amendment or waiver may not:

                  (1) reduce the amount of Securities whose Holders must consent to an amendment or waiver;

                  (2) reduce the rate of or extend the time for payment of interest on any Security;

                  (3) reduce the principal amount of or extend the Stated Maturity of any Security;

                  (4) reduce the premium payable upon the redemption of any Security or change the time at which any Security may be redeemed in accordance with Article 3;

                  (5) make any Security payable in money other than that stated in the Security;

                  (6) impair the right of any Holder to receive payment of principal of and interest on such Holder's Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Securities;

                  (7) make any change in clause (i) or (ii) of the first sentence of Section 6.04 or Section 6.07 or the third sentence of this Section; or

                  (8) modify the terms of the Note Guarantees contained in
         Article 10 (except as contemplated by the terms thereof or of this Indenture) in any manner adverse to the Holders.

                  It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

                  After an amendment or waiver under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment or


                                       75
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waiver. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment or waiver under this Section.

                  SECTION 9.03. COMPLIANCE WITH TRUST INDENTURE ACT. Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

                  SECTION 9.04. EFFECT OF AMENDMENTS; REVOCATION AND EFFECT OF CONSENTS AND WAIVERS. Upon the execution of any amendment under this Article 9, this Indenture shall be modified in accordance therewith, and such amendment shall form a part of this Indenture for all purposes. A consent to an amendment or a waiver by a Holder of a Security is a continuing consent and shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the instrument providing for the amendment or waiver is signed by the parties thereto. After an amendment or waiver becomes effective, it shall bind every Securityholder.

                  The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date (except as to any supplemental indenture, agreement or instrument or waiver entered into, or any other action taken in respect of such consent, prior to the expiration of such 120 day period).

                  SECTION 9.05. NOTATION ON OR EXCHANGE OF SECURITIES. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of any amendment or waiver.

                  SECTION 9.06. TRUSTEE TO SIGN AMENDMENTS. The Trustee shall sign any amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive, and (subject


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to Section 7.01) shall be fully protected in relying upon, an Officers'
Certificate and an Opinion of Counsel to the effect that such amendment is authorized or permitted by this Indenture.

                  SECTION 9.07. PAYMENT FOR CONSENT. Neither the Company nor any Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame and subject to the terms and conditions set forth in solicitation documents relating to such consent, waiver or agreement.


                                   ARTICLE 10

                                 NOTE GUARANTEES

                  SECTION 10.01. NOTE GUARANTEES. Each Note Guarantor hereby jointly and severally unconditionally and irrevocably guarantees, as a primary obligor and not merely as a surety, on a senior basis to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of, premium (if any) and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under this Indenture (including obligations to the Trustee) and the Securities and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company under this Indenture and the Securities (all the foregoing being hereinafter collectively called the "Obligations"). Each Note Guarantor further agrees (to the extent permitted by law) that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from each such Note Guarantor, and that each such Note Guarantor shall remain bound under this Article 10 notwithstanding any extension or renewal of any Obligation.

                  Each Note Guarantor waives (to the extent permitted by law) presentation to, demand of, payment from and protest to the Company of any of the Obligations and also waives notice of protest for non-payment. Each Note Guarantor waives (to the extent permitted by law) notice of any default under the Securities or the Obligations. The obligations of each Note Guarantor hereunder shall not be affected (to the extent permitted by law) by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Securities or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Obligations or any of them; (e) the failure of any Holder or Trustee to exercise any right or remedy against any other guarantor of the


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Obligations; or (f) any change in the ownership of such Note Guarantor, except as provided in Section 10.02(b).

                  Each Note Guarantor further agrees that its Note Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives (to the extent permitted by law) any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Obligations.

                  The obligations of each Note Guarantor hereunder shall not (to the extent permitted by law) be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and (to the extent permitted by law) shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Note Guarantor herein shall not (to the extent permitted by law) be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Note Guarantor or would otherwise operate as a discharge of any Note Guarantor as a matter of law or equity.

                  Each Note Guarantor further agrees (to the extent permitted by law) that its Note Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

                  In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Note Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Obligation, each Note Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Obligations, (ii) accrued and unpaid interest on such Obligations (but only to the extent not prohibited by law) and (iii) all other monetary Obligations of the Company to the Holders and the Trustee.

                  Each Note Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Obligations guaranteed hereby until payment in full of all Obligations. Each Note Guarantor further agrees that, as between it, on


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the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in
Article 6 for the purposes of any Note Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6, such Obligations (whether or not due and payable) shall forthwith become due and payable by such Note Guarantor for the purposes of this Section.

                  Each Note Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section.

                  SECTION 10.02. LIMITATION ON LIABILITY. (a) Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the obligations guaranteed hereunder by any Note Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to any Note Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. In the event that the obligations of any Note Guarantor under such Note Guarantor's guarantee of the Bank Indebtedness are limited under applicable law relating to fraudulent conveyance or fraudulent transfer, the obligations of such Note Guarantor hereunder shall not be deemed to have been incurred to the extent necessary to assure that the obligations of such Note Guarantor under such Note Guarantor's guarantee of the Bank Indebtedness are at least equal to the value of the assets and property securing such Note Guarantor's obligations under such guarantee.

                  (b) This Note Guarantee as to any Note Guarantor other than Holding or RIC Holding shall terminate and be of no further force or effect upon the sale or other transfer (i) by such Note Guarantor of all or substantially all of its assets or (ii) by the parent company of such Note Guarantor of all of its stock or other equity interests in such Note Guarantor, to a Person that is not an Affiliate of the Company. The Note Guarantee of RIC Holding shall terminate and be of no further force or effect upon RIC Holding's consolidation with or merger with or into Holding or the Company.

                  SECTION 10.03. SUCCESSORS AND ASSIGNS. This Article 10 shall be binding upon each Note Guarantor and its successors, transferees and assigns and shall enure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

                  SECTION 10.04. NO WAIVER. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article

10 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 10 at law, in equity, by statute or otherwise.

                  SECTION 10.05. INITIAL NOTE GUARANTORS; EXECUTION OF SUPPLEMENTAL INDENTURE FOR FUTURE NOTE GUARANTORS. (a) Upon execution hereof, Holding and RIC Holding will be the only Note Guarantors.

                  (b) Each Subsidiary which is required to become a Note Guarantor pursuant to Section 4.13 (a "Subsidiary Guarantor") shall promptly execute and deliver to the Trustee a supplemental indenture in substantially the form of Exhibit C hereto pursuant to which such Subsidiary shall become a Note Guarantor under this Article 10 and shall guarantee the Obligations. Concurrently with the execution and delivery of such supplemental indenture, the Company shall deliver to the Trustee an Opinion of Counsel or an Officers' Certificate substantially to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors' rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Note Guarantee of such Note Guarantor is a legal, valid and binding obligation of such Note Guarantor, enforceable against such Note Guarantor in accordance with its terms.

                  SECTION 10.06. RELEASE OF NOTE GUARANTEE. Each Note Guarantee is a continuing guarantee and shall remain in full force and effect, except as otherwise provided herein, until payment in full of all principal of or interest on the Securities, and all other Obligations then due and payable, or in the case of a Subsidiary Guarantor, upon the earlier release or termination of its Guarantees of the Bank Indebtedness, or upon such Subsidiary Guarantor no longer being a Restricted Subsidiary.


                                   ARTICLE 11

                                  MISCELLANEOUS

                  SECTION 11.01. TRUST INDENTURE ACT CONTROLS. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.



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

                  SECTION 11.02. NOTICES. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

                  if to the Company:

                  Riverwood International Corporation
                  3350 Riverwood Parkway
                  Suite 1400
                  Atlanta, Georgia 30339

                  Attention:  Treasurer

                  with copies to:

                  Clayton, Dubilier & Rice, Inc.
                  375 Park Avenue
                  10th Floor
                  New York, New York 10152

                  Attention:  Kevin J. Conway

                  Debevoise & Plimpton
                  919 Third Avenue
                  New York, New York 10022

                  Attention:  David A. Brittenham

                  if to the Trustee:

                  State Street Bank and Trust Company
                  225 Asylum Street
                  23rd Floor
                  Hartford, Connecticut 06103

                  Attention: Corporate Trust Administration

                  All such notices and communications shall be deemed to be duly given at the time delivered by hand, if personally delivered, or 5 Business Days after being deposited in the mail, if mailed.

                  The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

                  Any notice or communication mailed to a Securityholder shall be mailed to the Securityholder at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

                  Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.

                  SECTION 11.03. COMMUNICATION BY HOLDERS WITH OTHER HOLDERS. Securityholders may communicate pursuant to TIA ss. 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

                  SECTION 11.04. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

                  (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee to the effect that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee to the effect that, in the opinion of such counsel, all such conditions precedent have been complied with;

except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

                  SECTION 11.05. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION. Each certificate or opinion of counsel with respect to compliance with a covenant or condition provided for in this Indenture (other than pursuant to Section 4.09) shall include:

                  (1) a statement to the effect that the individual making such certificate or opinion has read such covenant or condition;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;



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

                  (3) a statement to the effect that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

                  SECTION 11.06. FORM OF DOCUMENTS DELIVERED TO TRUSTEE. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

                  Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations as to such matters are erroneous.

                  Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

                  SECTION 11.07. WHEN SECURITIES DISREGARDED. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

                  SECTION 11.08. ACTS OF HOLDERS; RULES BY TRUSTEE, PAYING AGENT AND REGISTRAR. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by a specified percentage in principal amount of the Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such specified percentage of Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 7.01) conclusive in favor of the Trustee and the Company, if made in the manner provided herein. The fact and date of the execution by any Person of any such instrument or writing may be proved in any reasonable manner which the Trustee deems sufficient.

                  (b) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

                  (c) The Trustee may make reasonable rules for action by or a meeting of Securityholders not inconsistent with the foregoing. The Registrar and the Paying Agent may make reasonable rules for their functions.

                  SECTION 11.09. LEGAL HOLIDAYS. A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

                  SECTION 11.10. GOVERNING LAW. THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

                  SECTION 11.11. NO RECOURSE AGAINST OTHERS. A director, officer, employee, agent, partner or stockholder, as such, of the Company or a Note Guarantor, or of any stockholder of the Company or a Note Guarantor, shall not have any liability for any obligations of the Company or any Note Guarantor, either directly or through the Company or any Note Guarantor, as the case may be, under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation, whether by virtue of any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. By accepting a Security,


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

each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

                  SECTION 11.12. SUCCESSORS. All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

                  SECTION 11.13. MULTIPLE ORIGINALS. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

                  SECTION 11.14. TABLE OF CONTENTS; HEADINGS. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

                  SECTION 11.15. SEPARABILITY. In case any provision of this Indenture, the Securities or the Note Guarantees shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  SECTION 11.16. BENEFITS OF INDENTURE. Nothing in this Indenture, the Securities or the Note Guarantees, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

         IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                                  RIC HOLDING, INC.,

                                  by
                                       /s/Edward W. Stroetz, Jr.
                                       -----------------------------------------
                                       Name: Edward W. Stroetz, Jr.
                                       Title: Corporate Counsel and Secretary


                                  RIVERWOOD HOLDING, INC.,

                                  by
                                       /s/Edward W. Stroetz, Jr.
                                       -----------------------------------------
                                       Name: Edward W. Stroetz, Jr.
                                       Title: Corporate Counsel and Secretary


                                  RIVERWOOD INTERNATIONAL

                                    CORPORATION,

                                  by
                                       /s/Edward W. Stroetz, Jr.
                                       -----------------------------------------
                                       Name: Edward W. Stroetz, Jr.
                                       Title: Corporate Counsel and Secretary


                                  STATE STREET BANK AND
                                    TRUST COMPANY, as trustee

                                  by
                                       /s/ Philip G. Kane, Jr.
                                       -----------------------------------------
                                       Name: Philip G. Kane, Jr.
                                       Title: Vice President

                                                                      APPENDIX A

                   PROVISIONS RELATING TO INITIAL SECURITIES,
                           PRIVATE EXCHANGE SECURITIES
                             AND EXCHANGE SECURITIES

         1. DEFINITIONS.

         1.1  DEFINITIONS.

         For the purposes of this Appendix A the following terms shall have the meanings indicated below:

                  "Applicable Procedures" means, with respect to any transfer or transaction involving a Regulation S Global Security or beneficial interest therein, the rules and procedures of the Depositary for such Global Security, Euroclear and Clearstream, in each case to the extent applicable to such transaction and as in effect from time to time.

                  "Clearstream" means Clearstream Banking, societe anonyme, or any successor securities clearing agency.

                  "Definitive Security" means a certificated Initial Security, Private Exchange Security or Exchange Security (bearing the Restricted Securities Legend if the transfer of such Security is restricted by applicable law) that does not include the Global Securities Legend.

                  "Depositary" means The Depository Trust Company, its nominees and their respective successors.

                  "Euroclear" means Euroclear Bank S.A./N.V., as operator of the Euroclear Clearance System or any successor securities clearing agency.

                  "Global Securities Legend" means the legend set forth under that caption in Exhibit A to this Indenture.

                  "IAI" means an institutional "accredited investor" as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

                  "Initial Purchasers" means J.P. Morgan Securities Inc., Deutsche Banc Alex. Brown Inc., First Union Securities, Inc. and NatCity Investments, Inc.

                  "Private Exchange" means an offer by the Company, pursuant to the Registration Agreement, to issue and deliver to certain purchasers, in exchange for the Initial Securities held by such purchasers as part of their initial distribution, a like aggregate principal amount of Private Exchange Securities.

                  "Private Exchange Securities" means the Securities of the Company issued in exchange for Initial Securities pursuant to this Indenture in connection with the Private Exchange pursuant to the Registration Agreement.

                  "Purchase Agreement" means the Purchase Agreement dated June 7, 2001, between the Company and the Initial Purchasers.

                  "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

                  "Registered Exchange Offer" means the offer by the Company, pursuant to the Registration Agreement, to certain Holders of Initial Securities, to issue and deliver to such Holders, in exchange for their Initial Securities, a like aggregate principal amount of Exchange Securities registered under the Securities Act.

                  "Registration Agreement" means the Exchange and Registration Rights Agreement dated June 21, 2001, between the Company and the Initial Purchasers.

                  "Regulation S" means Regulation S under the Securities Act.

                  "Regulation S Securities" means all Initial Securities offered and sold outside the United States in reliance on Regulation S.

                  "Restricted Period", with respect to any Securities, means the period of 40 consecutive days beginning on and including the later of (a) the day on which such Securities are first offered to persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S, notice of which day shall be promptly given by the Company to the Trustee, and (b) the Issue Date with respect to such Securities.

                  "Restricted Securities Legend" means the legend set forth in
Section 2.3(e)(i) herein.

                  "Rule 501" means Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

                  "Rule 144A" means Rule 144A under the Securities Act.

                  "Rule 144A Securities" means all Initial Securities offered and sold to QIBs in reliance on Rule 144A.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Securities Custodian" means the custodian with respect to a Global Security (as appointed by the Depositary) or any successor person thereto, who shall initially be the Trustee.

                  "Shelf Registration Statement" means a registration statement filed by the Company in connection with the offer and sale of Initial Securities pursuant to the Registration Agreement.

                  "Transfer Restricted Securities" means Definitive Securities and any other Securities that bear or are required to bear the Restricted Securities Legend.

         1.2  OTHER DEFINITIONS.

TERM:                                                       DEFINED IN SECTION:

"Agent Members"........................................................2.1(c)
"IAI Global Security"..................................................2.1(b)
"Global Security"......................................................2.1(b)
"Regulation S Global Security".........................................2.1(b)
"Rule 144A Global Security"............................................2.1(b)

         1.3      SECTION REFERENCES.

                  All section references are to sections of this Appendix unless otherwise indicated.

         2.       THE SECURITIES.

         2.1      FORM AND DATING.

                  (a) The Initial Securities issued on the date hereof will be
(i) offered and sold by the Company pursuant to the Purchase Agreement and (ii) resold, initially only to (1) QIBs in reliance on Rule 144A and (2) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation
S. Such Initial Securities may thereafter be transferred to, among others, QIBs, purchasers in reliance on Regulation S and, except as set forth below, IAIs in accordance with Rule 501. The restrictions on transfer are set forth in the legends set forth in Section 2.3(e)(i).

                  (b) GLOBAL SECURITIES. Rule 144A Securities shall be issued initially in the form of one or more permanent global Securities in definitive, fully registered form (collectively, the "Rule 144A Global Security") and Regulation S Securities shall be issued initially in the form of one or more global Securities (collectively, the "Regulation S Global Security"), in each case without interest coupons and bearing the Global Securities Legend and Restricted Securities Legend, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Securities Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided in this Indenture. One or more global securities in definitive, fully registered form without interest coupons and bearing the Global Securities Legend and the Restricted Securities Legend (collectively, the "IAI Global Security") shall also be issued on the Closing Date, deposited with the Securities Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided in this Indenture to accommodate transfers of beneficial interests in the Securities to IAIs subsequent to the initial distribution. Beneficial ownership interests in the Regulation S Global Security shall not be exchangeable for interests in the Rule 144A Global Security, the IAI Global Security or any other Security without a Restricted Securities Legend until the expiration of the Restricted Period. The Rule 144A Global Security, the IAI Global Security and the Regulation S Global Security are each referred to herein as a "Global Security" and are collectively referred to herein as "Global Securities", PROVIDED, that the term "Global Security" when used in Sections 2.1(b), 2.1(c), 2.3(g)(i), 2.3(h)(i) and 2.4 shall also include any Security in global form issued in connection with a Registered Exchange Offer or Private Exchange. The aggregate principal amount of each Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee and on the schedules thereto as hereinafter provided; PROVIDED, HOWEVER, the aggregate principal amount of Securities outstanding at any time may not exceed $250,000,000 except as provided in Sections 2.07 and 2.08 of this Indenture.

                  (c) BOOK-ENTRY PROVISIONS. This Section 2.1(c) shall apply only to a Global Security deposited with or on behalf of the Depositary.

                  The Company shall execute and the Trustee shall, in accordance with this Section 2.1(c) and Section 2.2 and pursuant to an order of the Company signed by one Officer, authenticate and deliver initially one or more Global Securities that (i) shall be registered in the name of the Depositary for such Global Security or Global Securities or the nominee of such Depositary and (ii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary's instructions or held by the Trustee as Securities Custodian.

                  Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or by the Trustee as Securities Custodian or under such Global Security, and the Depositary or its nominee, as Holder, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or its nominee, as Holder, or impair, solely as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

                  (d) DEFINITIVE SECURITIES. Except as provided in Section 2.3 or 2.4, owners of beneficial interests in Global Securities will not be entitled to receive physical delivery of certificated Securities.

         2.2 AUTHENTICATION. The Trustee shall authenticate and make available for delivery upon a written order of the Company signed by one Officer (a) Initial Securities for original issue on the date hereof in an aggregate principal amount of $250,000,000 (b) the (i) Exchange Securities for issue only in a Registered Exchange Offer and (ii) Private Exchange Securities for issue only in the Private Exchange, in the case of each of (i) and (ii) pursuant to the Registration Agreement and for a like principal amount of Initial Securities exchanged pursuant thereto. Such order shall specify the amount of the Securities to be authenticated, the date on which the original issue of Securities is to be authenticated and whether the Securities are to be Initial Securities, Exchange Securities or Private Exchange Securities. The aggregate principal amount of Securities outstanding at any time may not exceed $250,000,000 except as provided in Sections 2.07 and 2.08 of this Indenture.

         2.3 TRANSFER AND EXCHANGE. (a) TRANSFER AND EXCHANGE OF DEFINITIVE SECURITIES. When Definitive Securities are presented to the Registrar with a request:

         (i)  to register the transfer of such Definitive Securities; or

         (ii) to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its and the Company's reasonable requirements for such transaction are met; PROVIDED, HOWEVER, that the Definitive Securities surrendered for transfer or exchange:

                  (1) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar or co-registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

                  (2) in the case of Transfer Restricted Securities, are accompanied by the following additional information and documents, as applicable:

                           (A) if such Definitive Securities are being delivered
                  to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in the form set forth on the reverse side of the Initial Security); or

                           (B) if such Definitive Securities are being
                  transferred to the Company, a certification to that effect (in the form set forth on the reverse side of the Initial Security); or

                           (C) if such Definitive Securities are being
                  transferred pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or in reliance upon another exemption from the registration requirements of the Securities Act, (x) a certification to that effect (in the form set forth on the reverse side of the Initial Security) and (y) if the Company so requests, an opinion of counsel or other evidence satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(e)(i).

                  (b) RESTRICTIONS ON TRANSFER OF A DEFINITIVE SECURITY FOR A BENEFICIAL INTEREST IN A GLOBAL SECURITY. A Definitive Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Security, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, together with:

                  (i) certification (in the form set forth on the reverse side of the Initial Security) that such Definitive Security is being transferred (1) to a QIB in accordance with Rule 144A, (2) to an IAI that has furnished to the Trustee a signed letter substantially in the form of Exhibit D or (3) outside the United States in an offshore transaction within the meaning of Regulation S and in compliance with Rule 904 under the Securities Act; and

                  (ii) written instructions directing the Trustee to make, or to direct the Securities Custodian to make, an adjustment on its books and records with respect to such Global Security to reflect an increase in the aggregate principal amount of the Securities represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Definitive Security and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Securities Custodian, the aggregate principal amount of Securities represented by the Global Security to be increased by the aggregate principal amount of the Definitive Security to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Security equal to the principal amount of the Definitive Security so canceled. If no Global Securities are then outstanding and the Global Security has not been previously exchanged for certificated securities pursuant to
         Section 2.4, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers' Certificate, a new Global Security in the appropriate principal amount.

                  (c) TRANSFER AND EXCHANGE OF GLOBAL SECURITIES. (i) The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Security shall deliver a written order given in accordance with the Depositary's procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in such Global Security or another Global Security and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Security and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Security being transferred. Transfers by an owner of a beneficial interest in the Rule 144A Global Security or the IAI Global Security to a transferee who takes delivery of such interest through the Regulation S Global Security, whether before or after the expiration of the Restricted Period, shall be made only upon receipt by the Trustee of a certification in the form provided on the reverse of the Initial Securities from the transferor to the effect that such transfer is being made in accordance with Regulation S or (if available) Rule 144 under the Securities Act and that, if such transfer is being made prior to the expiration of the Restricted Period, the interest transferred shall be held immediately thereafter through Euroclear or Clearstream and, if required by the Trustee or the Company, the opinion of counsel and other information referred to in the legend set forth in Section 2.3(e)(i). In the case of a transfer of a beneficial interest in either the Regulation S Global Security or the Rule 144A Global Security for an interest in the IAI Global Security, the transferee must furnish a signed letter substantially in the form of Exhibit D to the Trustee.

         (ii) If the proposed transfer is a transfer of a beneficial interest in one Global Security to a beneficial interest in another Global Security, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Security to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of Global Security from which such interest is being transferred.

         (iii) Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4), a Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

         (iv) In the event that a Global Security is exchanged for Definitive Securities pursuant to Section 2.4 prior to the consummation of the Registered Exchange Offer or the effectiveness of the Shelf Registration Statement with respect to such Securities, such Securities may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this
Section 2.3 (including the certification requirements set forth on the reverse of the Initial Securities intended to ensure that such transfers comply with Rule 144A, Regulation S or such other applicable exemption from registration under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company.

                  (d) RESTRICTIONS ON TRANSFER OF REGULATION S GLOBAL SECURITY.
(i) Prior to the expiration of the Restricted Period, interests in the Regulation S Global Security may only be held through Euroclear or Clearstream. During the Restricted Period, beneficial ownership interests in the Regulation S Global Security may only be sold, pledged or transferred through Euroclear or Clearstream in accordance with the Applicable Procedures and only (1) to the Company, (2) so long as such security is eligible for resale pursuant to Rule 144A, to a person whom the selling holder reasonably believes is a QIB that purchases for its own account or for the account of a QIB to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, (3) in an offshore transaction in accordance with Regulation S, (4) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if applicable) under the Securities Act, (5) to an IAI purchasing for its own account, or for the account of such an IAI, in a minimum principal amount of Securities of $250,000 or (6) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States. Prior to the expiration of the Restricted Period, transfers by an owner of a beneficial interest in the Regulation S Global Security to a transferee who takes delivery of such interest through the Rule 144A Global Security or the IAI Global Security shall be made only in accordance with Applicable Procedures and upon receipt by the Trustee of a written certification from the transferor of the beneficial interest in the form provided on the reverse of the Initial Security to the effect that such transfer is being made to (1) a QIB within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A or (2) an IAI purchasing for its own account, or for the account of such an IAI, in a minimum principal amount of the Securities of $250,000. Such written certification shall no longer be required after the expiration of the Restricted Period. In the case of a transfer of a beneficial interest in the Regulation S Global Security for an interest in the IAI Global Security, the transferee must furnish a signed letter substantially in the form of Exhibit D to the Trustee and, if required by the Trustee or the Company, the Opinion of Counsel and other information referred to in the legend set forth in Section 2.3(e)(i).

         (ii) Upon the expiration of the Restricted Period, beneficial ownership interests in the Regulation S Global Security shall be transferable in accordance with applicable law and the other terms of this Indenture.

                  (e)  LEGEND.

         (i) Except as permitted by the following paragraphs (ii), (iii) or
(iv), each Security certificate evidencing the Global Securities and the Definitive Securities (and all Securities issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only):

         "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

         THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2),
         (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND

         WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE."

Each Definitive Security shall bear the following additional legend:

         "IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT OR THE COMPANY MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS."

Each Global Security shall bear the Global Securities Legend.

         (ii) Upon any sale or transfer of a Transfer Restricted Security that is a Definitive Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Security that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Security if the Holder (x) certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144(k) (such certification to be in the form set forth on the reverse of the Initial Security) and (y) if the Company so requests, delivers an opinion of counsel or other evidence satisfactory to it as to the compliance with the requirements of Rule 144(k).

         (iii) After a transfer of any Initial Securities or Private Exchange Securities during the period of the effectiveness of, and pursuant to, a Shelf Registration Statement with respect to such Initial Securities or Private Exchange Securities, as the case may be, all requirements pertaining to the Restricted Securities Legend on such Initial Securities or such Private Exchange Securities shall cease to apply and the requirements that any such Initial Securities or such Private Exchange Securities be issued in global form shall continue to apply.

         (iv) Upon the consummation of a Registered Exchange Offer with respect to the Initial Securities pursuant to which Holders of such Initial Securities are offered Exchange Securities in exchange for their Initial Securities, all requirements pertaining to Initial Securities that Initial Securities be issued in global form shall continue to apply, and Exchange Securities in global form without the Restricted Securities Legend shall be available to Holders that exchange such Initial Securities in such Registered Exchange Offer.

         (v) Upon the consummation of a Private Exchange with respect to the Initial Securities pursuant to which Holders of such Initial Securities are offered Private Exchange Securities in exchange for their Initial Securities, all requirements pertaining to such Initial Securities that Initial Securities be issued in global form shall continue to apply, and Private Exchange Securities in global form with the Restricted Securities Legend shall be available to Holders that exchange such Initial Securities in such Private Exchange.

         (vi) Upon a sale or transfer after the expiration of the Restricted Period of any Initial Security acquired pursuant to Regulation S, all requirements that such Initial Security bear the Restricted Securities Legend shall cease to apply and the requirements requiring any such Initial Security be issued in global form shall continue to apply.

                  (f) CANCELATION OR ADJUSTMENT OF GLOBAL SECURITY. At such time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, transferred, redeemed, repurchased or canceled, such Global Security shall be returned by the Depositary to the Trustee for cancelation or retained and canceled by the Trustee. At any time prior to such cancelation, if any beneficial interest in a Global Security is exchanged for Definitive Securities, transferred in exchange for an interest in another Global Security, redeemed, repurchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.

                  (g) OBLIGATIONS WITH RESPECT TO TRANSFERS AND EXCHANGES OF SECURITIES.

         (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate, Definitive Securities and Global Securities at the Registrar's request.

         (ii) No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchanges pursuant to Sections 2.07, 3.06, 4.06, 4.08 and 9.05 of this Indenture).

         (iii) Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent or the Registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

         (iv) All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

                  (h)  NO OBLIGATION OF THE TRUSTEE OR THE COMPANY.

         (i) The Trustee and the Company shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of or a participant in the Depositary, or any other Person, with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary or its nominee, as Holder) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to the registered Holders (which shall be the Depositary or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee and the Company may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

         (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

         2.4  DEFINITIVE SECURITIES.

                  (a) A Global Security deposited with the Depositary or with the Trustee as Securities Custodian pursuant to Section 2.1 or issued in connection with a Registered Exchange Offer or Private Exchange shall be transferred to the beneficial owners thereof in the form of Definitive Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if such transfer complies with Section 2.3 and Section 2.06 of the Indenture and (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Security or if at any time the Depositary ceases to be a "clearing agency" registered under the Exchange Act, and a successor depositary is not appointed by the Company within 90 days of such notice or after the Company becomes aware of such cessation, or (ii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depositary to issue the form of certificated Securities in registered form in substantially the form set forth in Exhibit A or (iii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of certificated Securities under this Indenture.

                  (b) Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depositary to the Trustee, to be so transferred, in whole or from time to time in part, without charge except pursuant to 2.3(g)(i), and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of Definitive Securities in denominations of $1,000 and any integral multiple thereof. Definitive Securities representing any portion of a

Global Security transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $1,000 and any integral multiple thereof and registered in such names as the Depositary shall direct. Any certificated Initial Security in the form of a Definitive Security delivered in exchange for an interest in the Global Security shall, except as otherwise provided by Section 2.3(e), bear the Restricted Securities Legend.

                  (c) Subject to the provisions of Section 2.4(b), the registered Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

                  The Company or the Trustee, in the discretion of either of them, may treat as the act of a Holder any instrument or writing of any Person that is identified by the Depositary as the owner of a beneficial interest in a Global Security, provided that the fact and date of the execution of such instrument or writing is proved in accordance with Section 11.08 of this Indenture.

                  (d) In the event of the occurrence of any of the events specified in Section 2.4(a)(i), (ii) or (iii), the Company will promptly make available to the Trustee a reasonable supply of Definitive Securities in fully registered form without interest coupons.

         2.5  GENERAL PROVISIONS.

                  By its acceptance of any Security bearing the Restricted Securities Legend, the Global Securities Legend or the Definitive Securities Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Restricted Securities Legend, the Global Securities Legend and the Definitive Securities Legend, as applicable, and agrees that it will transfer such Security only as provided in this Indenture.

                  In connection with any transfer of Securities, the Trustee, the Registrar and the Company shall be entitled to receive, shall be under no duty to inquire into, may conclusively presume the correctness of, and shall be fully protected in relying upon the certificate, opinions and other information referred to herein (or in the forms provided herein, attached hereto or to the Securities, or otherwise) received from any Holder and any transferee of any Security regarding the validity, legality and due authorization of any such transfer, the eligibility of the transferee to receive such Security and any other facts and circumstances related to such transfer.

                                                                       EXHIBIT A

                       [FORM OF FACE OF INITIAL SECURITY]

                           [Global Securities Legend]

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                         [Restricted Securities Legend]

                  THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

                  THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT

HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

Each Definitive Security shall bear the following additional legend:

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT OR THE COMPANY MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

                       RIVERWOOD INTERNATIONAL CORPORATION

                          10 5/8% SENIOR NOTE DUE 2007


No. #                                                                  CUSIP No.
                                                                     $[        ]

                  RIVERWOOD INTERNATIONAL CORPORATION, a Delaware corporation, promises to pay to Cede & Co., or its registered assigns, the principal sum of
$[        ] [listed on the Schedule of Increases or Decreases in Global Security
attached hereto] on August 1, 2007.

                  Interest Payment Dates: February 1 and August 1

                  Record Dates: January 15 and July 15

                  Additional provisions of this Security are set forth on the other side of this Security.

Dated:  June 21, 2001

                                                     RIVERWOOD INTERNATIONAL
                                                       CORPORATION,

                                                     by
                                                       -------------------------
                                                       Name:
                                                       Title:



TRUSTEE'S CERTIFICATE OF
         AUTHENTICATION

STATE STREET BANK AND
         TRUST COMPANY

  as Trustee, certifies                     [Seal]
  that this is one of
  the Securities referred
  to in the Indenture,

  by

    ---------------------------
       Authorized Signatory

                   [FORM OF REVERSE SIDE OF INITIAL SECURITY]

                          10 5/8% Senior Note due 2007

1.  INTEREST

                  Riverwood International Corporation, a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above.

                  Pursuant to the Exchange and Registration Rights Agreement, the Company has agreed to use its reasonable best efforts to have the Exchange Offer Registration Statement (as defined in the Exchange and Registration Rights Agreement) declared effective by the Commission within 135 days after the Issue Date. If (i) the Exchange Offer Registration Statement is not filed with the Commission on or prior to 75 days after the Issue Date, (ii) (A) the Exchange Offer Registration Statement is not declared effective within 135 days after the Issue Date, or (B) the Shelf Registration Statement (as defined in the Exchange and Registration Rights Agreement), if required to be filed under the terms of the Exchange and Registration Rights Agreement, is not filed within 135 days after the Issue Date (or in the case of a Shelf Registration Statement required to be filed in response to a change in law or the applicable interpretations of the SEC's staff, if later, within 30 days after publication of the change in law or interpretation), (iii) the Registered Exchange Offer is not consummated on or prior to 165 days after the Issue Date, (iv) the Shelf Registration Statement is not declared effective within 195 days after the Issue Date (or in the case of a Shelf Registration Statement required to be filed in response to a change in law or the applicable interpretations of the SEC's staff, if later, within 90 days after publication of the change in law or interpretation); or (v) the Shelf Registration Statement is declared effective within 195 days after the Issue Date (or in the case of a Shelf Registration Statement required to be filed in response to a change in law or the applicable interpretations of the SEC's staff, if later, within 90 days after publication of the change in law or interpretation) but shall thereafter cease to be effective (at any time that the Company is obligated to maintain the effectiveness thereof) without being succeeded within 30 days by an additional Registration Statement filed and declared effective (each such event referred to in clauses (i) through (v), a "Registration Default"), the Company will pay liquidated damages to each holder of Transfer Restricted Securities (as defined), during the period of one or more such Registration Default, in an amount equal to $0.096 per week per $1,000 principal amount of the Securities constituting Transfer Restricted Securities held by such holder until the applicable Registration Statement is filed or declared effective, the Registered Exchange Offer is consummated or the Shelf Registration Statement again becomes effective, as the case may be, PROVIDED, that, except with respect to Securities purchased by the Initial Purchasers on the Issue Date that were ineligible to be exchanged by them for Exchange Securities in the Registered Exchange Offer, if any, the Company's obligations to pay liquidated damages will terminate upon the consummation of the Registered Exchange Offer. All accrued liquidated damages shall be paid to holders in the same manner as interest payments on the Securities on semi-annual payment dates which correspond to interest payment dates for the Securities. Following the cure of all Registration Defaults, the accrual of liquidated damages will cease. The Trustee shall have no responsibility with respect to the determination of the amount of any such liquidated damages. For purposes of the foregoing, "Transfer Restricted Securities" means each Initial Security until (i) the date on which such Initial Security has been exchanged for a freely transferable Exchange Security in the Exchange Offer, (ii) the date on which such Initial Security has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (iii) the date on which such Initial Security is distributed to the public pursuant to Rule 144 under the Securities Act or is saleable pursuant to Rule 144(k) under the Securities Act.

                  The Company will pay interest and liquidated damages, if any, semiannually on February 1 and August 1 of each year, commencing on August 1, 2001. Interest on the Securities will accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from June 21, 2001. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2.  METHOD OF PAYMENT

                  The Company will pay interest (except defaulted interest) on and liquidated damages, if any, in respect of the Securities to the Persons who are registered holders of Securities at the close of business on the January 15 or July 15 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company, at its option, may pay principal and interest by check payable in such money or by wire transfer of federal funds.

3.  PAYING AGENT AND REGISTRAR

                  Initially, STATE STREET BANK AND TRUST COMPANY, a Massachusetts bank and trust company (the "Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.  INDENTURE

                  The Company issued the Securities under an Indenture dated as of June 21, 2001 (the "Indenture"), among the Company, the Note Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms. With respect to paragraph 1 hereof, the Securities are also subject to the terms of the Exchange and Registration Rights Agreement, and Securityholders are referred to such agreement for a statement of those terms. Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. Each Holder by accepting a Security, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended or supplemented from time to time.

                  The Securities are general unsecured obligations of the Company limited to $250,000,000 aggregate principal amount at any one time outstanding (subject to Sections 2.07 and 2.08 of the Indenture). This Security is one of the Initial Securities referred to in the Indenture. The Securities include the Initial Securities and any Private Exchange Securities or Exchange Securities issued in exchange for the Initial Securities pursuant to the Indenture. The Initial Securities, the Private Exchange Securities and the Exchange Securities are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the Incurrence of Indebtedness by the Company and its Restricted Subsidiaries; the payment of dividends on, and redemption of, Capital Stock of the Company, the payment of dividends on Capital Stock of Restricted Subsidiaries and the redemption of certain Subordinated Obligations of the Company and its Restricted Subsidiaries; Investments; sales of assets and Restricted Subsidiary Capital Stock; certain transactions with Affiliates of the Company; the sale or issuance of Preferred Stock of the Restricted Subsidiaries; the creation of Liens; Sale/Leaseback Transactions, and consolidations, mergers and transfers of all or substantially all of the Company's assets. In addition, the Indenture prohibits certain restrictions on distributions and dividends from Restricted Subsidiaries.

                  To guarantee the due and punctual payment of the principal of, and premium (if any) and interest on, the Securities and all other amounts payable by the Company under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Note Guarantors have guaranteed the Company's obligations under the Indenture on a senior basis pursuant to the terms of the Indenture.

5. OPTIONAL REDEMPTION

                  Except as set forth in the following paragraph, the Securities may not be redeemed at the Company's option prior to August 1, 2002. On and after that date, the Company may redeem the Securities in whole at any time or in part from time to time, upon at least 30 but not more than 60 days notice by first-class mail to each Holder's registered address, at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date):

                  If redeemed during the 12-month period beginning on August 1 of the years set forth below:

                                                                      Redemption
Period                                                                   Price

2002................................................................    105.313%
2003................................................................    103.542%
2004................................................................    101.771%
2005 and thereafter.................................................    100.000%

                  At any time prior to August 1, 2002, the Securities may be redeemed, in whole or in part, at the option of the Company within 180 days after a Change of Control, at a redemption price equal to the sum of (i) the principal amount thereof plus (ii) accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date) plus
(iii) the Applicable Premium.

6.  SINKING FUND

                  The Securities are not subject to any sinking fund.

7.  NOTICE OF REDEMPTION

                  Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at such Holder's registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued and unpaid interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

8.  PUT PROVISIONS

                  Upon a Change of Control, unless the Company has elected to redeem the Securities pursuant to paragraph 5 hereof, any Holder of Securities will have the right, subject to certain conditions specified in the Indenture, to cause the Company to repurchase all or any part of the Securities of such Holder at a purchase price equal to 101% of the principal amount of the Securities to be repurchased, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) as provided in, and subject to the terms of, the Indenture.

9.  DENOMINATIONS; TRANSFER; EXCHANGE

                  The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or to transfer or exchange any Securities for a period of 15 days prior to a selection of Securities to be redeemed or 15 days before an interest payment date.

10.  PERSONS DEEMED OWNERS

                  The registered Holder of this Security may be treated as the owner of it for all purposes.

11.  UNCLAIMED MONEY

                  If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

12.  DISCHARGE AND DEFEASANCE

                  Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal of, and premium (if any) and interest on, the Securities to redemption or maturity, as the case may be.

13.  AMENDMENT, WAIVER

                  Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount then outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add guarantees with respect to the Securities or to secure the Securities, or to confirm and evidence the release and discharge of any Lien created for the benefit of Securityholders pursuant to Section 4.11 of the Indenture, or to add additional covenants or surrender rights and powers conferred on the Company, or to comply with any request of the SEC in connection with qualifying the Indenture under the Act, or to make any other change that does not adversely affect the rights of any Securityholder.

14.  DEFAULTS AND REMEDIES

                  Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Securities; (ii) default in payment of principal on any Security at its Stated Maturity, upon redemption pursuant to paragraph 5 of the Securities, or failure by the Company to redeem or purchase, upon declaration or acceleration or otherwise, Securities when required; (iii) failure by the Company to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (iv) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company or any Restricted Subsidiary if the amount accelerated (or so unpaid) exceeds $20,000,000 or its foreign currency equivalent; (v) certain events of bankruptcy, insolvency or reorganization with respect to the Company and its Restricted Subsidiaries; (vi) certain judgments or decrees not covered by insurance for the payment of money in excess of $15,000,000 or its foreign currency equivalent against the Company or a Restricted Subsidiary; and (vii) a Note Guarantee ceasing to be in full force and effect (other than in accordance with its terms) or any Note Guarantor denies or disaffirms its obligations under the Indenture or any Note Guarantee and such Default continues for 10 days. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

                  Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal, premium, if any, or interest) if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interest of the Holders.

15.  TRUSTEE DEALINGS WITH THE COMPANY

                  Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16.  NO RECOURSE AGAINST OTHERS

                  A director, officer, employee, agent, partner or stockholder, as such, of the Company or any Note Guarantor, or of any stockholder of the Company or a Note Guarantor, shall not have any liability for any obligations of the Company or a Note Guarantor, either directly or through the Company or any Note Guarantor, as the case may be, under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation, whether by virtue of any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding, or otherwise. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

17.  GOVERNING LAW

                  THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

18.  AUTHENTICATION

                  This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

19.  ABBREVIATIONS

                  Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A
( = Uniform Gift to Minors Act).

20.  CUSIP AND ISIN NUMBERS

                  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP and ISIN numbers to be printed on the Securities and has directed the Trustee to use CUSIP and ISIN numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.**

                  The Company will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture. Requests may be made to:

                           Riverwood International Corporation
                           3350 Riverwood Parkway
                           Suite 1400
                           Atlanta, GA 30339

                           Attention of Treasurer

--------

(1) To be included on any Security that has a CUSIP or ISIN number.

                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to



         (Print or type assignee's name, address and zip code)


         (Insert assignee's soc. sec. or tax I.D. No.)


and irrevocably appoint                 agent to transfer this Security on the
books of the Company.  The agent may substitute another to act for him.

------------------------------------------------------------


Date: ________________ Your Signature: _____________________

Signature Guarantee:_______________________________________
                       (Signature must be guaranteed by a
                       participant in a recognized signature
                       guarantee medallion program)



------------------------------------------------------------

Sign exactly as your name appears on the other side of this Security.

          CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF
                         TRANSFER RESTRICTED SECURITIES


This certificate relates to $_________ principal amount of Securities held in (check applicable space) ____ book-entry or _____ definitive form by the undersigned.

The undersigned (check one box below):

o has requested the Trustee, by written order, to deliver in exchange for its beneficial interest in the Global Security held by the Depository a Security or Securities in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in the Global Security (or the portion thereof indicated above);

o has requested the Trustee by written order to exchange or register the transfer of a Security or Securities.

In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW:

                  (1)     //        to the Company; or

                  (2)     //        to the Registrar for registration in the
                                    name of the Holder, without transfer; or

                  (3)     //        pursuant to an effective registration
                                    statement under the Securities Act of 1933;
                                    or

                  (4)     //        inside the United States to a "qualified
                                    institutional buyer" (as defined in Rule
                                    144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933;
                                    or

                  (5)     //        outside the United States in an offshore
                                    transaction within the meaning of Regulation
                                    S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933 and such Security shall be held immediately after the transfer through
                                    Euroclear or Clearstream until the
                                    expiration of the Restricted Period (as
                                    defined in the Indenture); or

                  (6)     //        inside the United States to an institutional
                                    "Accredited Investor" as defined in Rule 501
                                    (a)(1), (2), (3) or (7) under the Securities
                                    Act of 1933, that is purchasing for its own account or for the account of such an institutional "Accredited Investor", in each case in a minimum principal amount of Securities of $250,000.

                  (7)     //        pursuant to another available exemption from
                                    registration provided by Rule 144 under the Securities Act of 1933.

         Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, HOWEVER, that if box (4), (5) or (6) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Securities, such written legal opinions, certifications and other information as the Company, the Trustee or the Registrar has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended, such as the exemption provided by Rule 144 under such Act.

         If none of the foregoing boxes are checked, the Trustee or Registrar shall not be obligated to register this Security in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Article 2 of the Indenture shall have been satisfied.


                                            ------------------------
                                            Signature

Signature Guarantee:


----------------------------                ------------------------
Signature must be guaranteed                Signature


------------------------------------------------------------


              TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

                  The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
      ------------------           --------------------------------
                                      NOTICE:  To be executed by
                                               an executive officer

                      [TO BE ATTACHED TO GLOBAL SECURITIES]


              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

                  The initial principal amount of this Global Security is
$[        ]. The following increases or decreases in this Global Security have been made:




Date of      Amount of decrease     Amount of increase     Principal amount of    Signature of
Exchange     in Principal  Amount   in Principal Amount    this Global Security   authorized officer
             of this Global         of this Global         following such         of Trustee or
             Security               Security               decrease or increase)  Securities Custodian


                                                       OPTION OF HOLDER TO ELECT
PURCHASE

                           If you want to elect to have this Security purchased
by the Company pursuant to Section 4.06 (Asset Disposition) or 4.08 (Change of Control) of the Indenture, check the box:

         Asset Disposition /_/                         Change of Control /_/

                           If you want to elect to have only part of this
Security purchased by the Company pursuant to Section 4.06 or 4.08 of the Indenture, state the amount: $

Date: __________________ Your Signature: __________________________________
                                         (Sign exactly as your name appears
                                         on the other side of the Security)


Signature Guarantee:_______________________________________
                       (Signature must be guaranteed by a
                       participant in a recognized signature
                       guarantee medallion program)

                                                                       EXHIBIT B
                       [FORM OF FACE OF EXCHANGE SECURITY]

                           [Global Securities Legend]


                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH I N THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.***

                       RIVERWOOD INTERNATIONAL CORPORATION

                          10-5/8% SENIOR NOTE DUE 2007

No.                                                                    Cusip No.
                                                                    $[         ]

                  RIVERWOOD INTERNATIONAL CORPORATION, a Delaware corporation, promises to pay to Cede & Co., or its registered assigns, the principal sum of $_______ [listed on the Schedule of Increases or Decreases in Global Security attached hereto] on August 1, 2007.

                  Interest Payment Dates:  February 1 and August 1

                  Record Dates:  January 15 and July 15


----------

(2) This paragraph should only be added if the Security is issued in global form.

                  Additional provisions of this Security are set forth on the other side of this Security.

Dated:

                                            RIVERWOOD INTERNATIONAL CORPORATION,


                                            by

                                              ----------------------------------
                                              Name:
                                              Title:



TRUSTEE'S CERTIFICATE OF
         AUTHENTICATION

STATE STREET BANK AND
         TRUST COMPANY



         as Trustee, certifies         [Seal]
         that this is one of
         the Securities referred
         to in the Indenture,

         by

           -----------------------------
                  Authorized Signatory

                   [FORM OF REVERSE SIDE OF EXCHANGE SECURITY]

                          10 5/8% Senior Note due 2007


1.  INTEREST

                  RIVERWOOD INTERNATIONAL CORPORATION, a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest, semiannually on February 1 and August 1 (each an "Interest Payment Date") of each year. Interest on the Securities will accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from June 21, 2001. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful. Notwithstanding the foregoing,
(i) to the extent interest has been paid or duly provided for with respect to any Initial Security (as defined in the Indenture referred to below) exchanged for this Security, interest on this Security shall accrue from the most recent Interest Payment Date to which such interest on such Initial Security had been paid or duly provided for, and (ii) to the extent that liquidated damages, if any, payable in respect of such Initial Security as provided therein have been paid or duly provided for with respect to such Initial Security such liquidated damages shall accrue from the most recent Interest Payment Date to which such liquidated damages on such Initial Security had been paid or duly provided for and until the date it is no longer payable as provided for in the Registration Rights Agreement. All accrued liquidated damages shall be paid to Securityholders in the same manner as interest payments on the Securities on semiannual payment dates which correspond to interest payment dates for the Securities.

2.  METHOD OF PAYMENT

                  The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the January 15 or July 15 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company, at its option, may pay principal and interest by check payable in such money or by wire transfer of federal funds.

3.  PAYING AGENT AND REGISTRAR

                  Initially, STATE STREET BANK AND TRUST COMPANY, a Massachusetts bank and trust company (the "Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.  INDENTURE

                  The Company issued the Securities under an Indenture dated as of June 21, 2001 (the "Indenture"), among the Company, the Note Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms. With respect to paragraph 1 hereof, the Securities are also subject to the terms of the Exchange and Registration Rights Agreement, and Securityholders are referred to such agreement for a statement of those terms. Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. Each Holder by accepting a Security, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended or supplemented from time to time.

                  The Securities are general unsecured obligations of the Company limited to $250,000,000 aggregate principal amount at any one time outstanding (subject to Sections 2.07 and 2.08 of the Indenture). This Security is one of the Exchange Securities referred to in the Indenture. The Securities include the Initial Securities and any Private Exchange Securities or Exchange Securities issued in exchange for the Initial Securities pursuant to the Indenture. The Initial Securities, the Private Exchange Securities and the Exchange Securities are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the Incurrence of Indebtedness by the Company and its Restricted Subsidiaries; the payment of dividends on, and redemption of, Capital Stock of the Company, the payment of dividends on the Capital Stock of Restricted Subsidiaries and the redemption of certain Subordinated Obligations of the Company and its Restricted Subsidiaries; Investments; sales of assets and Restricted Subsidiary Capital Stock; certain transactions with Affiliates of the Company; the sale or issuance of Preferred Stock of the Restricted Subsidiaries; the creation of Liens; Sale/Leaseback Transactions, and consolidations, mergers and transfers of all or substantially all of the Company's assets. In addition, the Indenture prohibits certain restrictions on distributions and dividends from Restricted Subsidiaries.

                  To guarantee the due and punctual payment of the principal of, and premium (if any) and interest on the Securities and all other amounts payable by the Company under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Note

Guarantors have guaranteed the Company's obligations under the Indenture on a senior basis pursuant to the terms of the Indenture.

5.  OPTIONAL REDEMPTION

                  Except as set forth in the following paragraph, the Securities may not be redeemed, at the Company's option, prior to August 1, 2002. On and after that date, the Company may redeem the Securities in whole at any time or in part from time to time, upon at least 30 but not more than 60 days notice by first-class mail to each Holder's registered address, at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date):

                  If redeemed during the 12-month period beginning on August 1 of the years set forth below:

                                                                      Redemption
Period                                                                   Price

2002................................................................   105.313%
2003................................................................   103.542%
2004................................................................   101.771%
2005 and thereafter.................................................   100.000%


                  At any time prior to August 1, 2002, the Securities may be redeemed, in whole or in part, at the option of the Company within 180 days after a Change of Control, at a redemption price equal to the sum of (i) the principal amount thereof plus (ii) accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date) plus
(iii) the Applicable Premium.

6.  SINKING FUND

                           The Securities are not subject to any Sinking Fund.

7.  NOTICE OF REDEMPTION

                  Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued and unpaid interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

8.  PUT PROVISIONS

                  Upon a Change of Control, unless the Company has elected to redeem the Securities pursuant to paragraph 5 hereof, any Holder of Securities will have the right, subject to certain conditions specified in the Indenture, to cause the Company to purchase all or any part of the Securities of such Holder at a repurchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) as provided in, and subject to the terms of, the Indenture.

9.  DENOMINATIONS; TRANSFER; EXCHANGE

                  The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or to transfer or exchange any Securities for a period of 15 days prior to a selection of Securities to be redeemed or 15 days before an interest payment date.

10.  PERSONS DEEMED OWNERS

                  The registered Holder of this Security may be treated as the owner of it for all purposes.

11.  UNCLAIMED MONEY

                  If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

12.  DISCHARGE AND DEFEASANCE

                  Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal of, and premium (if any) and interest on the Securities to redemption or maturity, as the case may be.

13.  AMENDMENT, WAIVER

                  Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount then outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add guarantees with respect to the Securities or to secure the Securities, or to confirm and evidence the release and discharge of any Lien created for the benefit of Securityholders pursuant to Section 4.11 of the Indenture or to add additional covenants or surrender rights and powers conferred on the Company or the Note Guarantors, or to comply with any request of the SEC in connection with qualifying the Indenture under the Act, or to make certain changes in the subordination provisions, or to make any change that does not adversely affect the rights of any Securityholder.

14.  DEFAULTS AND REMEDIES

                  Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Securities; (ii) default in payment of principal on any Security at its Stated Maturity, upon redemption pursuant to paragraph 5 of the Securities, or failure by the Company to redeem or purchase, upon declaration, acceleration or otherwise, Securities when required; (iii) failure by the Company or any Note Guarantor to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (iv) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company or any Restricted Subsidiary if the amount accelerated (or so unpaid) exceeds $20,000,000 or its foreign currency equivalent; (v) certain events of bankruptcy, insolvency or reorganization with respect to the Company and its Restricted Subsidiaries; (vi) certain judgments or decrees not covered by insurance for the payment of money in excess of $15,000,000 or its foreign currency equivalent against the Company or a Restricted Subsidiary; and (vii) a Note Guarantee ceasing to be in full force and effect (other than in accordance with its terms) or any Note Guarantor denies or disaffirms its obligations under the Indenture or any Note Guarantee and such Default continues for 10 days. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

                  Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal, premium, if any, or interest) if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interest of the Holders.

15.  TRUSTEE DEALINGS WITH THE COMPANY

                  Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16.  NO RECOURSE AGAINST OTHERS

                  A director, officer, employee, agent, partner or stockholder, as such, of the Company or any Note Guarantor, or of any stockholder of the Company or a Note Guarantor, shall not have any liability for any obligations of the Company or a Note Guarantor, either directly or through the Company or any Note Guarantor, as the case may be, under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation whether by virtue of any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

17.      GOVERNING LAW

                  THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

18.  AUTHENTICATION

                  This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

19.  ABBREVIATIONS

                  Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gift to Minors Act).

20.  CUSIP AND ISIN NUMBERS

                  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP and ISIN numbers to be printed on the Securities and has directed the Trustee to use CUSIP and ISIN numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                  The Company will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture. Requests may be made to:

                           RIVERWOOD INTERNATIONAL CORPORATION
                           3350 Riverwood Parkway
                           Suite 1400
                           Atlanta, GA 30339

                           Attention of Treasurer

                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to


         (Print or type assignee's name, address and zip code)

         (Insert assignee's soc. sec. or tax I.D. No.)


and irrevocably appoint                   agent to transfer this Security on the
books of the Company.  The agent may substitute another to act for him.

------------------------------------------------------------

Date: ________________ Your Signature: _________________________

Signature Guarantee:___________________________________________
                          (Signature must be guaranteed by a
                          participant in a recognized signature
                          guarantee medallion program)


------------------------------------------------------------

Sign exactly as your name appears on the other side of this Security.

                      [TO BE ATTACHED TO GLOBAL SECURITIES]


              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

                  The initial principal amount of this Global Security is
$[      ]. The following increases or decreases in this Global Security have been made:


Date of    Amount of decrease     Amount of increase     Principal amount of    Signature of
Exchange   in Principal  Amount   in Principal Amount    this Global Security   authorized officer
           of this Global         of this Global         following such         of Trustee or
           Security               Security               decrease or increase)  Securities Custodian



                                                       OPTION OF HOLDER TO ELECT
PURCHASE

                           If you want to elect to have this Security purchased
by the Company pursuant to Section 4.06 (Asset Disposition) or 4.08 (Change of Control) of the Indenture, check the box:

         Asset Disposition /_/                        Change of Control /_/

                           If you want to elect to have only part of this
Security purchased by the Company pursuant to Section 4.06 or 4.08 of the Indenture, state the amount: $

Date: __________________ Your Signature: _____________________________________
                                            (Sign exactly as your name appears
                                            on the other side of the Security)


Signature Guarantee:_______________________________________
                     (Signature must be guaranteed by a
                     participant in a recognized signature
                     guarantee medallion program)

                                                                       EXHIBIT C









                         FORM OF SUPPLEMENTAL INDENTURE


                                    SUPPLEMENTAL INDENTURE (this "Supplemental
                           Indenture"), dated as of    [    ], among [NEW NOTE
                           GUARANTOR] (the "New Note Guarantor"), a subsidiary of RIVERWOOD INTERNATIONAL CORPORATION (or its successor), a Delaware corporation (the "Company"), THE COMPANY, on behalf of itself and the Note Guarantors (the "Existing Note Guarantors") under the Indenture referred to below, and STATE STREET BANK AND TRUST COMPANY, a Massachusetts bank and trust company, as trustee under the indenture referred to below (the "Trustee").

                              W I T N E S S E T H :


                  WHEREAS the Company and the Existing Note Guarantors have heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of June 21, 2001, providing for the issuance of an aggregate principal amount of $250,000,000 of 105/8% Senior Notes due 2007 (the "Securities").

                  WHEREAS Section 4.13 of the Indenture provides that under certain circumstances the Company is required to cause the New Note Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Note Guarantor shall unconditionally guarantee all of the Company's obligations under the Securities pursuant to a Note Guarantee on the terms and conditions set forth herein; and

                  WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee, the Company and Existing Note Guarantors are authorized to execute and deliver this Supplemental Indenture;

                  NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Note Guarantor, the Company, the Existing Note Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:

                  1. DEFINITIONS. (a) Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

                  (b) For all purposes of this Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires:
(i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and (ii) the words "herein," "hereof" and "hereby" and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

                  2. AGREEMENT TO GUARANTEE. The New Note Guarantor hereby agrees, jointly and severally with all other Note Guarantors, to Guarantee the Company's obligations under the Securities on the term and subject to the conditions set forth in Article 10 of the Indenture and to be bound by all other applicable provisions of the Indenture.

                  3. RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURES PART OF INDENTURE. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

                  4. GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

                  5. TRUSTEE MAKES NO REPRESENTATION. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

                  6. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

                  7. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not effect the construction thereof.

                  IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.


                                       [NEW NOTE GUARANTOR],

                                         by

                                            ------------------------------------
                                            Name:
                                            Title:


                                       RIVERWOOD INTERNATIONAL CORPORATION,
                                       on behalf of itself and the Existing
                                       Note Guarantors,


                                       by

                                            ------------------------------------
                                            Name:
                                            Title:


                                       STATE STREET BANK AND TRUST COMPANY
                                       as Trustee,


                                       by

                                            ------------------------------------
                                            Name:
                                            Title:

                                                                       EXHIBIT D

                                     Form of
                       Transferee Letter of Representation

Riverwood International Corporation

In care of
State Street Bank and Trust Company
Goodwin Square
225 Asylum Street
23rd Floor
Hartford, Connecticut 06103
Attention: Corporate Trust Administration


Ladies and Gentlemen:

         This certificate is delivered to request a transfer of $________ principal amount of the 105/8% Senior Notes due 2007 (the "Securities") of Riverwood International Corporation (the "Company").

         Upon transfer, the Securities would be registered in the name of the new beneficial owner as follows:

Name:________________________

Address:_____________________

Taxpayer ID Number:__________

         The undersigned represents and warrants to you that:

         1. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "Securities Act")), purchasing for our own account or for the account of such an institutional "accredited investor" at least $250,000 principal amount of the Securities, and we are acquiring the Securities not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we invest in or purchase securities similar to the Securities in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

         2. We understand that the Securities have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Securities to offer, sell or otherwise transfer such Securities prior to the date that is two years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Securities (or any predecessor thereto) (the "Resale Restriction Termination Date") only (a) to the Company,
(b) pursuant to a registration statement that has been declared effective under the Securities Act, (c) in a transaction complying with the requirements of Rule 144A under the Securities Act ("Rule 144A"), to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a "QIB") that is purchasing for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is purchasing for its own account or for the account of such an institutional "accredited investor," in each case in a minimum principal amount of Securities of $250,000, or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Securities is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2),
(3) or (7) under the Securities Act and that it is acquiring such Securities for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Securities pursuant to clause (d), (e) or (f) above to require the delivery of an opinion of counsel, certifications or other information satisfactory to the Company and the Trustee.

                                            TRANSFEREE:_________________,

                                              by:___________________________

                                       2